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                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   Located At
                             1609 EAST HARBOR DRIVE
                                WARRENTON, OREGON

                                      As Of
                                DECEMBER 1, 1996

                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104

                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106

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                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:  Appraisal Report of Shilo Inn
     1609 East Harbor Drive
     Warrenton, Or 97146-9689

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

Mr. David Thatcher
December 9, 1996
Page -2-

o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a four-story hotel building and a free standing restaurant building. The complex is located at 1609 East Harbor Drive, Warrenton, Clatsop County, Oregon, 97146. It is situated on a corner site, approximately 1/2 block west of the Highway 101/E Harbor Drive intersection. The subject site is comprised of one tax lot containing approximately 1.15 acres, according to Clatsop County data. There is a central driveway separating the restaurant from the main hotel building. This driveway also serves as access to the adjacent commercial buildings with cross parking and driveway easements benefiting the subject and surrounding uses. The improvements are comprised of a four-story good quality, Class D hotel and a single story free-standing restaurant building. The hotel contains 62 guest rooms, all classified as mini-suites. There is an indoor pool, spa, steam room, sauna and meeting room. The free-standing restaurant contains a total of 4,500 square feet with a seating capacity of approximately 150. The property is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet).

The subject property and comparables were last inspected November 5, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $5,300,000
                                   ==========
                   FIVE MILLION THREE HUNDRED THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,

/s/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314

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1609 East Harbor Drive, Warrenton, OR
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                                TABLE OF CONTENTS

ASSUMPTIONS AND LIMITING CONDITIONS                                            V

SALIENT FACTS AND CONCLUSIONS                                                VII

SUBJECT PHOTOGRAPHS                                                         VIII

IDENTIFICATION OF THE PROPERTY                                                18

PURPOSE OF THE APPRAISAL                                                      18

FUNCTION OF THE APPRAISAL                                                     18

DATE OF VALUATION                                                             18

HISTORY AND OWNERSHIP                                                         18

SCOPE OF THE ASSIGNMENT                                                       19

MARKETING AND EXPOSURE PERIODS                                                19

AMERICAN DISABILITIES ACT COMPLIANCE                                          19

PROPERTY RIGHTS APPRAISED                                                     20

HAZARDOUS MATERIAL STATEMENT                                                  20

COMPETENCY PROVISION                                                          20

DEFINITIONS                                                                   21

REGIONAL OVERVIEW                                                             23

AREA DESCRIPTION                                                              27

HOTEL INDUSTRY OVERVIEW                                                       31

SITE DESCRIPTION                                                              38

PLAT MAP                                                                      43

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TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       44

HIGHEST AND BEST USE ANALYSIS                                                 53

VALUATION                                                                     56

COST APPROACH                                                                 59

DIRECT COMPARISON APPROACH                                                    72

INCOME APPROACH                                                               86

RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   107

CERTIFICATIONS                                                               109

APPRAISER'S QUALIFICATIONS

ADDENDA

Restaurant Lease
Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report

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                        Assumptions & Limiting Conditions
                        ---------------------------------

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.

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Assumptions & Limiting Conditions (continued)

The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.

Moreover, except for the fee paid us in its connection, we do not assume any responsibility or liability for direct, indirect, incidental or consequential damages whatsoever resulting from errors due to human fallibility or to computer hardware or software.

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James Ratkovich & Associates, Inc.                                            vi

1609 East Harbor Drive, Warrenton, OR
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                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                           Shilo Inn
                                    1609 East Harbor Drive
                                    Warrenton, Oregon 97146

ASSESSOR'S PARCEL NO.:              72549A-00201

PROPERTY RIGHTS APPRAISED:          Fee Simple Estate

OWNER OF RECORD:                    Mark S. Hemstreet

PROPERTY TYPE:                      62 Unit Hotel and Restaurant

ZONING:                             C-2, General Commercial District, Warrenton

SITE AREA:                          1.138 acres; (49,601 square feet)

IMPROVEMENTS:                       The subject improvements consist of
                                    one, 4-story, good quality, Class
                                    D, double wall constructed, 35,530
                                    square foot hotel building with 62
                                    guest rooms and one, 1-story
                                    free-standing restaurant building
                                    containing 4,500 square feet. The
                                    improvements were completed in 1990.

HIGHEST AND BEST USE:               As Vacant:   Commercial development

                                    As Improved: Existing Use

VALUE CONCLUSIONS:

   Land Value-Hotel Site:           $300,000
   F, F & E:                        $217,000 ($3,500/room)
   Cost Approach                    $4,740,000
   Direct Sales Comparison          $5,270,000
   Income Capitalization Approach   $5,300,000

   Final Value Estimate             $5,300,000

ESTIMATED MARKETING TIME:           Twelve Months

LAST DATE OF INSPECTION:            November 5, 1996

DATE OF VALUE:                      December 1, 1996

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1609 East Harbor Drive, Warrenton, OR
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                               SUBJECT PHOTOGRAPHS

                                     [PHOTO]

     Subject Property - 62-unit Shilo Inn and 4,500 square foot restaurant -
                       looking northwest from Highway 101

                                    [PHOTO]
           Subject Property - looking northeast from E. Harbor Drive.

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             View of subject property looking west from parking lot.


                                    [PHOTO]

            Subject property looking west from adjacent parking lot.

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1609 East Harbor Drive, Warrenton, OR
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                                    [PHOTO]


   Looking northwest from Highway 101/E. Harbor Drive intersection - subject property to the left.


                                    [PHOTO]

     Looking south on Highway 101 - Shilo Inn sign in distance to the right.

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1609 East Harbor Drive, Warrenton, OR
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                                    [PHOTO]

        Street scene looking east on E Harbor Drive toward Highway 101 -
                         subject property to the left.

                                    [PHOTO]

                 Subject reception room/lobby/registration desk.

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                                    [PHOTO]

                      Typical double king mini-suite room.


                                    [PHOTO]

                       Double king suite/kitchenette room.

James Ratkovich & Associates, Inc.                                           xii

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                                    [PHOTO]

                 View of kitchenette/dining area in suite room.


                                    [PHOTO]

                          View of central laundry area.

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                                    [PHOTO]

                             Typical Corridor View.


                                    [PHOTO]

                       Indoor Swimming Pool and Spa area.

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                                    [PHOTO]

                                  Meeting Room.


                                    [PHOTO]

                  Lounge area in adjacent restaurant building.

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1609 East Harbor Drive, Warrenton, OR
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                                    [PHOTO]

                  Dining area in adjacent restaurant building.


                                    [PHOTO]

                  Lounge area in adjacent restaurant building.

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James Ratkovich & Associates, Inc.                                           xvi

                                [PHOTO OMITTED]

1609 East Harbor Drive, Warrenton, OR
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                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn hotel and restaurant located at 1609 East Harbor Drive, Warrenton, Clatsop County, Oregon 97146-9689. The subject is situated on an irregular shaped site located on the north side of East Harbor Drive.

Legal Description

The property is identified for tax purposes as Assessor's Parcel Number 72549A, tax lot 00201. A full legal description of the property is included in the Addenda to this report.
County Assessor on Map 36-05-8-22 Tax Lot 603.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 5, 1996.

                              HISTORY AND OWNERSHIP

The apparent owner of the subject property is Mark Hemstreet, dba Shilo Inns. Mr. Hemstreet purchased the property from A. J. Gerard and Patricia Gerard, December, 1989 for the selling price of $395,000. He has since that time built the Shilo Inn and Restaurant on the site, completing it in June 1990.

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James Ratkovich & Associates, Inc.                                            18

1609 East Harbor Drive, Warrenton, OR
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                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property. The cost to complete the planned renovation is deducted from each of the approaches to arrive at an As Is value.

                         MARKETING AND EXPOSURE PERIODS

According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.

                      AMERICAN DISABILITIES ACT COMPLIANCE

The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.

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James Ratkovich & Associates, Inc.                                            19

1609 East Harbor Drive, Warrenton, OR
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                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.

                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

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(1) Real Estate Terminology; American Instittute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.
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1609 East Harbor Drive, Warrenton, OR
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Definitions

"(2) 'Market value' (2) means:

     (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          A.   buyer and seller are typically motivated;

          B. both parties are well informed or well advised, and each acting in what he considers his own best interest;

          C.   a reasonable time is allowed for exposure in the open market;

          D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

          E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     (ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

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(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).
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                               [GRAPHIC OMITTED]

                                  Regional Map

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                                REGIONAL OVERVIEW

AREA AND REGIONAL DATA

The subject property is located in the city of Warrenton in Clatsop County. Warrenton is located on the Pacific Ocean approximately 90 miles west of Portland near the intersection of Highway 101 and Harbor Street in Warrenton. The city is approximately 13 miles north of the resort community of Seaside and 3 miles south of Astoria, on Young's Bay. Warrenton is considered to be part of the Astoria economic market. Clatsop County is approximately 873 square miles and makes up the north western border of Oregon. It is bordered on the south by Tillamook County, on the west by the Pacific Ocean, the north by the state of Washington and on the east by Columbia County. The region is predominately a resort and recreation area.

The city of Astoria is located 3 miles north of Warrenton and is the northern and westernmost city in Oregon. Astoria, the first American city to be settled in the west, was established as a fur trading post in 1811 and named after John Jacob Astor. The first US Post Office west of the Rocky Mountains was also established in Astoria in 1847. It is a city of great historical significance. The Astoria Column, a national memorial near the mouth of the Columbia River, the Port of Astoria, Fort Clatsop, Fort Stevens, the Lewis & Clark Expedition Salt Carin and the Columbia River Maritime Museum are all located in Astoria.

Climate

The climate can be described as generally temperate with moderately warm, mostly dry summers, and mild but wet winters. The maximum temperature is 49.7 degrees Fahrenheit in January and 67.3 degrees Fahrenheit in July. The minimum temperature is considered to be 36.6 degrees, and rarely drops below freezing. The average annual precipitation is close to 75.92 inches, which is among the higher levels reached in the state. Astoria is approximately 13 feet above sea level. Cool moisture-laden Pacific air masses frequently deposit large amounts of precipitation while crossing the coast range during the winter months. Wind velocities generally range from 15 to 25 miles per hour along the coast, although wind gusts have reached over 100 miles per hour. Salt in the air is a problem for improved properties located near the coast. This problem accelerates depreciation due to corrosion.

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James Ratkovich & Associates, Inc.                                            23

1609 East Harbor Drive, Warrenton, OR
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REGIONAL OVERVIEW (continued)

Population

According to the State of Oregon Employment Department, June 1996, the Clatsop County population is currently at 34,300. Astoria is the most populated city with 1994 statistics at 10,050. The city of Seaside is the second largest with a population of 5,655. The City of Warrenton has a population of 3,820. Warrenton has grown slowly but steadily over the last four decades. The northern Oregon Coastal area includes the three counties of Columbia, Clatsop and Tillamook. The combined population of these three counties is 97,300. The percentage of people age 65 and over is 16.2 percent for the county.

Transportation

Major highway transportation in the county is provided by US Highway 101, which travels north and south along the coastline connecting Seattle with Los Angeles. In Oregon, US Highway 101 connects with all the communities located on the coast thus providing the backbone of the coastal tourist industry. Secondary highway transportation is provided by State Highway 30 which connects Astoria with the Portland metropolitan area and Highway 26 which connects Portland to Cannon Beach, just south of the subject.

 The Portland International Airport is 90 miles east of Astoria. The Port of Astoria owns the 860 acre airport. The airport has a three runway system with Coast Guard and civilian air service, instrument landing system, tie down and hanger facilities and two fixed base operators.

Clatsop County is bordered by the Columbia River on the north and the Pacific Ocean on the west. The Columbia River channel is maintained by U. S. Army Corps of Engineers; dredges to a depth of 40 feet upriver to Portland, a distance of 100 miles. There is a fleet of 36 charter boats in the Astoria-Warrenton-Hammond area and three towboat companies. Barge transportation extends upriver to Lewiston, Idaho. The Port of Astoria ships logs to Pacific Rim nations and has a growing bulk cargo trade. Safe passage over the Columbia River Bar and to Portland is provided by bar and river pilots.

Greyhound Bus has service to Seaside, Warrenton and Astoria. There is a Senior Citizens' bus service within all cities. Pacific Transit operates between Astoria and the Long Beach, Washington peninsula.

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REGIONAL OVERVIEW (continued)

Utilities

Most of the county is served by Pacific Power and Light Company. Northwest Natural Gas company provides gas service to the area. Natural gas rates have remained stable and basically unchanged since 1982. Water and sewer service in incorporated areas is typically provided by the local municipalities. Unincorporated areas may have special water districts. Sewer services for the most part are adequate. The predominant telephone company serving the area is the Pacific Northwest Bell Company.

Economy

The economy of Clatsop County is based primarily upon fishing, wood products, agriculture and tourism. Fishing and fish processing has historically been a primary sector in Clatsop County. However, the recent tightening of fishing regulations, the effects of El Nino on Pacific Ocean water temperatures, diminished fish stock, foreign competition, and obsolete plans and equipment has reduced the importance of fishing and fish processing.

Tourism is the primary employment base for the region. Other employment sectors include government, fishing and canneries, construction-mining and manufacturing. The economic outlook for the area is positive with steady increases in the tourism industry likely. The north coast region, and particularly Seaside and Cannon Beach, continue to be a favorite recreation destination for the growing Portland Metropolitan area. The Oregon coast is one of the most popular destinations for tourists in Washington, Oregon and California, attracting hundreds of thousands to the coastal communities annually. In the summer, tourists are drawn to the coast because of expansive beaches, pleasant weather, surfing, beach combing, swimming, kite flying, whale watching, boating and fishing. In the winter months, the Oregon coast's winter storms are considered to be spectacular.

Warrenton is favorably situated between Seaside, a popular resort destination, and Astoria, a historical city with strong tourist draws. The area is experiencing rapid growth in terms of the volume of tourists visiting the county annually, and the peak season is lengthening every year. The off-peak season is becoming stronger each year as a result of strong and effective marketing efforts by the local Chamber of Commerce's and the State of Oregon. The subject's good quality facilities, desirable location and high level of service should enable it to benefit from the area's increased economic activity. One measure of increase in tourist related activity is the average annual growth in visitors to the Seaside Chamber of Commerce. There has been steady increases over the last two decades. In 1991, 145,828 visitors passed through the Chamber of Commerce. In 1995, there were 159,139 visitors. With tourism becoming more important to Oregon's economy as a whole, the state has increased its budget for tourist promotion outside the state.

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James Ratkovich & Associates, Inc.                                            25

1609 East Harbor Drive, Warrenton, OR
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REGIONAL OVERVIEW (continued)

Studies indicate a high percentage of the visitors to the Clatsop County area come from the rest of the state, especially the major metropolitan areas in the Willamette Valley. Local communities are sponsoring events geared at attracting visitors.

Some of the larger employers in this tri-city area include Astoria Plywood Corporation in Warrenton with 235 employees, Warrenton Lumber Company, 160 employees, and the Shilo Hotel in Seaside with 200 employees. There are numerous other small manufacturers, logging companies and canneries in the area employing between 45 and 100 people each. The unemployment rate for the North Coast is the same as for the State of Oregon, currently 5.4% seasonally adjusted. The Oregon seasonally adjusted unemployment rate was 5.3 percent in July 1996. This compares to a US unemployment rate of 5.4 % for the same period.

In summary, Clatsop County, is a tourism based region on the northern Pacific Coast of Oregon. US Highway 101 travels through the county, connecting it with Tillamook County to the south, and the State of Washington to the North. Astoria is the largest city in the county and is located 3 miles north of the subject property. Tourism, due to the Pacific Coast and Highway 101, is an important factor in the local economy, with tourist related dollars and employment both representing a substantially higher percentage of the state total than expected based on population. Overall, the county can be considered to be in a period of growth with all projections upward through the 1990's.

Area and/Neighborhood Description

The Appraisal Institute defines a neighborhood as "a group of complementary land uses"(2). A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises."(3) "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject property is located in the City of Warrenton at 1609 East Harbor Drive. As stated in the regional overview, Warrenton is considered to be a part of the Astoria economic market due to its close proximity. However, Warrenton is an incorporated city with a full water/sewer system, city parks, community center, convention center, public library and city planning and building department. The city operates under the Council/Manager form of government. The fire department is a volunteer department with 40 volunteers. The department has a fire rating of 4, which is the lowest rating in the state for volunteer departments. Police protection is provided by three professional agencies. The county Sheriff's Department has its headquarters in Astoria and the Oregon State Police have district offices in the city. Two full time municipal police departments serve Astoria and the Warrenton-Hammond area.

----------------------------------
(3) The Appraisal Of Real Estate, 10th Edition, The Appraisal Institute; 1992
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James Ratkovich & Associates, Inc.                                            26

1609 East Harbor Drive, Warrenton, OR
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REGIONAL OVERVIEW (continued)
Area and/Neighborhood Description

The city of Warrenton sits on a peninsula with the Pacific Ocean on its western border and Young's Bay on the eastern border. Highway 101 passes through Warrenton and across the Bay into the town of Astoria. The Lewis and Clark River empties into Young's Bay. The small town of Hammond is also located on this peninsula just north of Warrenton. There are more than a dozen lakes and recreation areas on the peninsula, including the Warrenton Mooring Basin on the Skipanon Waterway.

Warrenton's education system is adequate, containing several pre-schools, a Catholic grade school, a Christian Academy, 5 public elementary schools, 1 junior high and 2 high schools in the subject county area. Clatsop Community College provides higher education in the areas of vocational, technical, science, business and liberal arts programs. The college, located in Astoria, has a four year bachelor's degree program in conjunction with Linfield College of McMinnville, Oregon.

Columbia Memorial Hospital serves the greater Astoria area with 65 beds and a 24 hour professional staff. The hospital offers same day surgery, intensive care, and alcohol/drug rehabilitation. Seaside General Hospital is a 38 bed facility with a 6 bed intensive care unit and a 13 physician staff . This hospital is approximately 15 miles south of Warrenton.

The City of Warrenton was recently selected as being a city eligible for enterprise zone funding. In this classification, new developments which meet certain criteria are eligible to receive property tax reductions with only 20% of the total tax amount paid in year 1, 40% in year 2, 60% in year 3, 80% in year 4, and 100% beginning in year 5. The enterprise zone covers many various types of developments with lodging facilities currently being included within this category. Qualifying business also receive a 30% reduction in water and sewer rates and a 100% waver of city licenses and fees for the first three years. The enterprise zone was obtained to stimulate development within the city. The subject property was constructed under the enterprise zone classification.

The 1995/96 tax rate for commercial property in Warrenton is $10.7992 per $1,000 of assessed valuation. This rate has decreased by nearly 50% in the last 5 years. This is due largely to Measure 5, a property tax rate reduction bill that was passed statewide in 1991 and due to expire with the 96/97 tax year assessments. There are numerous ballot measure pending in the general election November 5, 1996 which could impact tax assessments.

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James Ratkovich & Associates, Inc.                                            27

1609 East Harbor Drive, Warrenton, OR
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REGIONAL OVERVIEW (continued)

Area and/Neighborhood Description

There are many recreation activities in the area including ocean fishing, particularly for salmon and steelhead runs which are a nationally famous event, hunting, claming, swimming, tennis, hiking, and many others. A YMCA is available in the area as well as other athletic clubs.

As stated in the regional overview, Astoria is visited due to its history which includes Lewis and Clark reaching the terminus of their expedition and finding the Pacific Ocean, Fort Stevens State Park, and many other attractions.

Fort Stevens State park, in nearby Hammond, was built over one hundred years ago during the Civil War. It was used as a protective fort for Union soldiers. During World War II it was used by the National Guard to protect the mouth of the Columbia River.

Fort Clatsop National Memorial was built by Lewis and Clark during the winter of 1805. The existing facility is a replica of the original fort and grounds. It is administered by the National Park Service and offers many cultural programs to visitors.

Columbia River Maritime Museum is located in Astoria and provides numerous artifacts from river commerce, including the Columbia lightship, the last Coast Guard lightship to serve on the Pacific Coast. Other attractions include the Flavel House, the Astoria Column, and the Heritage Center Museum. Many visitors, who responded to a lengthy consumer survey prepared by the Astoria Chamber of Commerce, indicated that a primary reason for visiting the locale was due to its historical nature and the many historical facilities offered.

The subject property is located at 1609 East Harbor Drive, Warrenton, near the intersection of Highway 101 and Harbor Drive. This area of the city has been developed with a wide variety of commercial uses. The area is considered to be the primary commercial district in the city and one of the busiest on the north Oregon Coast.

Harbor Drive is a main thoroughfare running east and west through Warrenton. It connects with Highway 101 at the subject site and the Fort Stevens Highway approximately one mile west of the subject. Access to the property is from Harbor Drive. Highway 101 is the major transportation artery running north-south along the Pacific Ocean.

Directly east of the subject is a small shopping center containing a Coast to Coast store, Radio Shack and several small businesses and offices. Just northeast of the property is the Premarq shopping center utilized by a Video Warehouse, Norwest Financial, a liquor store, Columbia Fitness, Pacific Wave Sailboards and a dental office. Across the street, south of the subject, is a Denny's Restaurant and Young's Bay Plaza which has a Payless Drugstore, Pizza Hut, Lamont's clothing store and a few smaller businesses. South of Marlin Street, on Highway 101 is Fred Meyer's and a Costco. Immediately west of the property is vacant land and an inlet slough from Young's Bay Harbor. Young's Bay Harbor is visible from the upper floors of the Shilo Inn.

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James Ratkovich & Associates, Inc.                                            28

1609 East Harbor Drive, Warrenton, OR
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REGIONAL OVERVIEW (continued)
Area and/Neighborhood Description

The subject neighborhood is well located in terms of access to local shopping, restaurants and other support facilities. It is noted that there are some large portions of vacant land available for development. This is considered to be a positive factor which will tend to stabilize and strengthen the neighborhood. It is estimated that the growth of this neighborhood will also result in the development of various required commercial service facilities, such as overnight accommodations, restaurants and similar uses. The designation as an enterprise zone, has stimulated substantial investment in the city including one of the largest Fred Meyer stores ever constructed, the Shilo Inn motel and restaurant, a new 80,000 square foot retail center and plans for the marina and airport expansion.

There are no adverse influences noted. The subject property is located within a prime commercial district of Warrenton along the Young' Bay Harbor. This neighborhood can be expected to provide a stable environment for most types of real estate. The subject area will continue to be dependent upon tourism in the foreseeable future.

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James Ratkovich & Associates, Inc.                                            29

1609 East Harbor Drive, Warrenton, OR
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                               [GRAPHIC OMITTED]

                                Neighborhood Map

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James Ratkovich & Associates, Inc.                                            30

1609 East Harbor Drive, Warrenton, OR
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                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:

--------------------------------------------------------------------------------
                              Occupancy                     Average Daily Rate
--------------------------------------------------------------------------------
                     1995       1994    Variance     1995     1994     Variance
                     ----       ----    --------     ----     ----     --------


    New England      74.3%t    72.0%     3.2%      $131.90   $125.23      5.3%
    Mid Atlantic
   North Central     69.6%     68.6%t    1.3%        82.59     79.41      4.0%
   South Atlantic    70.1%     68.2%t    2.8%        80.51     77.88      3.4%
   South Central     68.7%     67.7%t    1.5%        68.39     65.61      4.2%
 Mountain/ Pacific   71.4%     70.1%     1.7%        87.69     83.70      4.8%
     Nationwide      70.6%     69.2%     2.0%      $ 85.92   $ 82.21      4.5%
--------------------------------------------------------------------------------

Note: Average property size = 210 rooms                 Source: PKF Consulting

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James Ratkovich & Associates, Inc.                                            31

1609 East Harbor Drive, Warrenton, OR
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Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

     --------------------------------------------------------------------
                                      Rooms Demand      Rooms Supply
                                     Average percent   Averge percent
                                         Change             Change
     --------------------------------------------------------------------
       New England                        2.5%               1.2%
       South/Middle Atlantic              3.1%               1.4%
       East South/North Central           3.4%               1.6%
       WestSouth/North Central            3.2%               1.3%
       Mountain                           3.7%               1.6%
       Pacific                            2.8%               2.8%
     --------------------------------------------------------------------

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.

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James Ratkovich & Associates, Inc.                                            32

1609 East Harbor Drive, Warrenton, OR
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Hotel Industry Overview (continued)

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.

     ----------------------------------------------------------------------
        Year        Number of         Number of      Average Price Per Room
                   Transactions         Rooms
     ----------------------------------------------------------------------
        1995           107              38,135              $83,000
        1994            83              30,452               76,000
        1993            40              15,825               74,000
        1992            41              17,219               63,000
        1991            52              15,806               87,000
     ----------------------------------------------------------------------

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.

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James Ratkovich & Associates, Inc.                                            33

1609 East Harbor Drive, Warrenton, OR
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Hotel Industry Overview (continued)

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.4 Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.

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James Ratkovich & Associates, Inc.                                            34

1609 East Harbor Drive, Warrenton, OR
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Hotel Industry Overview (continued)

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o    Average Daily Rate Change Rate

o    Operating Expense Change Rate

o    Free & Clear Equity Capitalization Rate

o    Residual Capitalization Rate

o    Free & Clear Equity Internal Rate of Return

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(5) "Oregon Business," October, 1993, Vol. 10, p. 32.
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James Ratkovich & Associates, Inc.                                            35

1609 East Harbor Drive, Warrenton, OR
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Hotel Industry Overview (continued)

[GRAPHIC OMITTED]


------------------------------------------------------------------------------------------------------------------------------------
          4th Otr, '93  1st Qtr, '94  2nd Qtr, '94  3rd Qtr, '94  4th Qtr, '94  1st Qtr, '95  2nd Qtr, '95 3rd Qtr,'95  4th Qtr, '95
------------------------------------------------------------------------------------------------------------------------------------
ADR Chan      0.0278       0.0329       0.0315         0.0322         0.035         0.037       0.0383        0.0391       0.0417
------------------------------------------------------------------------------------------------------------------------------------
OP. Exp. C    0.0344       0.0363       0.0354         0.0336        0.0355        0.0352       0.0345        0.0351       0.0348
------------------------------------------------------------------------------------------------------------------------------------
Equity Cap    0.1143       0.1148        0.115         0.1127        0.0992        0.1073       0.1088         0.109       0.0165
------------------------------------------------------------------------------------------------------------------------------------
Residual C    0.1189       0.1148        0.115          0.114        0.1014        0.1086       0.1088        0.1078       0.1067
------------------------------------------------------------------------------------------------------------------------------------
Equity IRR    0.1505       0.1533        0.155         0.1575        0.1567        0.1523       0.1475        0.1498       0.1505
------------------------------------------------------------------------------------------------------------------------------------

o    Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o    Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.

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James Ratkovich & Associates, Inc.                                            36

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

Hotel Industry Overview (continued)

o    Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o    Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.

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James Ratkovich & Associates, Inc.                                            37

1609 East Harbor Drive, Warrenton, OR
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                                SITE DESCRIPTION

As shown on the plat map to follow, the subject site is a rectangular shaped assemblage of lots, located on the west side of East Harbor Drive between Pacific Avenue and US Highway 101. The land area, according to the Clatsop County Assessor's office, is 50,094 square feet, or 1.15 acres. The subject site plan indicates a net site area of 49,601 square feet. The site has approximately 193 lineal feet of frontage on Harbor Drive.. It does not have direct access onto Highway 101, but does have direct access onto Harbor Drive. The site is near the intersection of Highway 101 and Harbor Drive.

Visibility and Access

The subject site has good visibility from Harbor Drive. There is excellent exposure to southbound and northbound travelers on Highway 101. The structure is four stories in height, which increases its visibility. Highway 101 is a primary arterial connecting California with the Canadian border. The traffic levels are high, especially in the summer season. The numerous Shilo Inns along Highway 101, and the Western United States, have generated demand and customer familiarity with the subject.

There is approximately 193 lineal feet of frontage along Harbor Drive and 257 lineal feet of frontage along Pacific Avenue (the north portion presently unimproved) which forms the western property boundary. There is no direct frontage onto Highway 101.

The accessibility of the site is considered to be good. Access to the property is obtained by turning west off Highway 101 unto Harbor Drive. Access is also obtained from Pacific Avenue directly into the facility.

The intersection of Highway 101 and Harbor Drive is the busiest in the City of Warrenton and is one of the busiest in the entire north coast regions of the state. This is due to the number of retail developments in the area which generate significant traffic levels as well as other new properties such as the Fred Meyer store and Premarq Plaza.

The subject property is considered to have good accessibility from routes leading to the area. The site is in one of the most commercially demanded areas of the entire Oregon north due to its exposure and the enterprise zoning designation attributed to the city.

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James Ratkovich & Associates, Inc.                                            38

1609 East Harbor Drive, Warrenton, OR
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SITE DESCRIPTION (continued)

Off-Site Improvements

East Harbor Drive is an east/west collector street with a 50 foot right-of-way. It is improved with one lane of traffic in each direction. It is a city maintained collector road constructed with asphaltic surface and approach aprons. Overhead street lighting is maintained by the city of Warrenton. Highway 101 is a major highway with two lanes of traffic in each direction and a center turn lane. The Harbor Drive and Highway 101 intersection is controlled by a traffic signal. Pacific Avenue is a primary entry point into the subject site. This is a fully improved street with a 50 foot right-of-way. Pacific Avenue runs north from E. Harbor Drive approximately 50 feet. The right-of-way traverses around the west side of the motel, then turns east, passes along the north side of the existing retail center, and connects into the adjacent retail center from Highway 101. However, this portion of the right-of-way is not constructed at this time.

Topography, Drainage and Flood Hazard

The subject site is level and at street grade. Due to the proximity of Young's Bay, most of the area is within the confines of an identified flood plain. The subject improvements have been constructed above the flood elevation. The subject site is located within a A1 flood zone according to FIRM Map 410033 0001 B dated May 15, 1978. The flood elevation is indicated to be 6 feet above sea level.

Zoning

The subject site is zoned C-2, (General Commercial) by the City of Warrenton. The zoning permits motel and restaurant use. Based on a review of the applicable codes, the subject motel appears to conform to current code requirements.

Traffic

There is a considerable amount of local commercial traffic being generated within the subject area which is typical since it is one of the principal commercial areas in the city. The traffic levels near the subject are adequate and not so high so that traffic becomes a problem for guests attempting ingress or egress to the property. The Oregon Department of Transportation indicates that traffic volumes have been increasing at an annual rate of 5% with current levels near the subject approximating 15,000 vehicles per day.

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James Ratkovich & Associates, Inc.                                            39

1609 East Harbor Drive, Warrenton, OR
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SITE DESCRIPTION (continued)

Soils

No soils report was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of subsidence, heaving or separation cracking. None of these effects was evident from our inspections. Therefore, it is assumed that the subject soils and subsoils have adequate load-bearing capacity to support the existing improvements, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required, the services of a properly licensed professional engineer should be retained.

Environmental Hazards

No Level I environmental analysis was provided to the appraisers. We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of the presence of potential environmental hazards. No suspicious containers, drums, discarded materials, stressed vegetation, surface soil discoloration or evidence of seepage was found by us. Therefore, it is assumed that the subject is not adversely impacted by the presence of these hazards, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required the services of a properly licensed professional engineer should be retained.

Seismicity

The subject site is NOT LOCATED within a Seismic Special Study Zone. The 1994 Uniform Building Code (UBC) identifies the region as a Zone 2B risk area, which is characterized as having low to moderate seismicity and moderate seismic engineering requirements.

Utilities

All utilities necessary for the operation of the hotel are in place and are presumed to be of adequate capacity. Water, sewer, and storm drain services are provided by the City of Warrenton. Electrical service is provided by Pacific Power & Light. Natural gas is supplied by Northwest Natural Gas. Telephone service is provided by US West Communications.

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James Ratkovich & Associates, Inc.                                            40

1609 East Harbor Drive, Warrenton, OR
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SITE DESCRIPTION (continued)

Easements, Restrictions, CC&Rs, Adverse Encumbrances

The property is subject to municipal easements to allow normal installation and maintenance of utilities. There are also rights of the public and governmental bodies in that portion of the property lying below the (mean) high water mark of the Pacific Ocean and the ownership of the State of Oregon in that portion lying below the high water mark. There is also a reservation for the rights of the public and the State of Oregon in the ocean shore and dry sands area. We are aware of no easements or covenants which would adversely affect the value of the property in its current use.

Assessment and Taxes

Taxes are based on annual assessments set by the county assessor. The following is the 1995/96 assessed values and taxes.

 ==============================================================================
        APN       Land      Imprvmnts      Total        Taxes        Tax Rate
 ==============================================================================

  72549A        $263,000   $1,908,600    $2,171,600    $23,451.,54    1.0799%

 ==============================================================================

Taxes are based on annual assessments set by the county assessor. The tax rate throughout all counties of Oregon has decreased over the past five years as a result of Measure 5. The result of this initiative has been generally stable to slightly lower taxes. However, this tax year is the final mandated reduction of tax rates. It is likely that taxes will remain stable, or increase slightly, based upon voter-approved increases in the bonded indebtedness of the county. The 1996/97 tax rate has not been set as of the date of this report.

Conclusion

After careful consideration of the foregoing factors, the appraiser believes that the subject site is well adapted to its current use as a motel and restaurant site. The subject site is developed with the Shilo Inn mini-suites motel and the Shilo Restaurant. There is no excess land available for future expansion on the subject premises. The site has been developed in an efficient manner and shows no signs of functional obsolescence. We further conclude that it is located within the general path of growth for the city and well located at the intersection of Highway 101 and East Harbor Drive. There is good access and visibility and the subject conforms to zoning regulations.

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                                    PLAT MAP

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                             IMPROVEMENT DESCRIPTION

Structures

The subject improvements consist of one four-story good quality, Class D, double wall constructed hotel building containing a total area of approximately 35,530 square feet. The hotel contains 62 rooms, registration and lobby area, indoor swimming pool, spa, steam room, sauna and exercise room as well as meeting room. The hospitality area is designed for small meetings accommodating up to 80 people, as well as serving guests a continental breakfast.

There is a free-standing restaurant containing a total of 4,500 square feet. The dining area has a capacity of 110 seats with the lounge capacity of 36 seats. The entire complex is constructed on a site which is level. Ocean and bay views are available from the upper floors. The adjacent restaurant houses a full-service kitchen as well as a lounge.

Parking is provided by a surface-level asphalt paved and striped lot located adjacent to the hotel and restaurant structures. Off-street parking is adequate. The subject property has good access and benefits from adjacent commercial development to the east. As noted in the previous sections of this report, there are commercial retail and office uses located in several buildings with ample off-street parking. The subject property can be accessed through common driveways and parking lots.

Guest Rooms

The average guest room contains approximately between 269 and 375 square feet. The overall average net room area is 370 square feet. The following in a breakdown of room types:

                  ROOM TYPE                            # OF ROOMS
                  ---------                            ----------
                  Double Queen                         24
                  Single King                          24
                  Double Queen/Kitchen                  4
                  Single King/Kitchen                   4
                  Single King/Handicap                  3
                  Single Queen                          3
                                                       --
                  Total Rooms:                         62

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IMPROVEMENT DESCRIPTION (continued)

The interior finish includes a carpet and pad floor cover in guest room living areas, corridors, restaurant dining area, meeting room, and office areas. Kitchen and bathroom areas have a vinyl floor cover. Pool areas have a ceramic tile floor cover. Interior partitions are of wood frame and gypsum board construction. The wall finish consists of either vinyl wallpaper or textured and painted drywall. Ceilings are of gypsum board, textured and painted.

The typical guest room is furnished with a table with two chairs, dressers, lamps, nightstands, television set, couch, easy-chair and queen or king sized beds. In addition, each unit has a microwave oven, refrigerator and wet bar. Standard Shilo amenities include hair dryers and coffee makers.

Public Areas

The restaurant building, is a one-story, wood frame structure, with 4,500 square feet of area. The dining area will seat 110 persons and the lounge area will seat 35 people. It was built at the same time as the hotel and is of comparable good quality and condition. There is a full-service kitchen with walk-in cooler and storage areas.

The hotel building has a central entrance lobby with registration desk and guest beverage bar. Adjacent to this area is the enclosed swimming pool, spa and exercise room area. This area has a steam room, sauna and rest room facilities. The central laundry room is located on the main floor of the hotel. Overall quality and condition is good.

Service areas of the hotel include a maintenance and laundry room, an equipment room for each pool, storage rooms in each building, and several maid's storage areas.

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IMPROVEMENT DESCRIPTION (continued)

Gross Building Area:

-------------------------------------------------------------------------
                                                           Combined
Area Description              Gross SF                     Gross SF
-------------------------------------------------------------------------
Ground Floor (Lobby)            10,885                      10,885
First Floor                      8,215                       8,215
Second Floor                     8,215                       8,215
Third Floor                      8,215                       8,215
                                ------                      ------
Subtotal Floor Area             35,530               Total: 35,530

------------------------------------------------------------------------
Common Area Facilities - Ground Floor Main Building
------------------------------------------------------------------------
  Hospitality Room             1,125
  Pool/Spa Area                1,279
  Lobby Area                     857
  Restaurant                   4,500

Average Room Size:             370 net square feet

No of Stories:                 Four including Ground Floor

Parking: There are a total of 50 parking spaces provided on-site with an additional 53 spaces provided in adjacent cross-parking easements. Total parking space provided is indicated to be 103, indicating a parking ratio of 1.66 per room

Year Built:                    1990

Foundation:                    Steel forced concrete spread footings,
                               elevated slab on grade.

Floor Structure:               Light-weight concrete over corrugated metal
                               decking. Finish flooring consists of good quality carpeting, tile and vinyl

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IMPROVEMENT DESCRIPTION (Continued)

Exterior Walls:                Class D, double wall wood frame construction.
                               Exteriors of vinyl siding over plywood
                               sheathing and Tyvek. Interior construction of 5/8" GWB over insulating batts. Wall insulation to R-19 specification.

Roof Structure:                Prefabricated TJI roof trusses set at 24" on
                               center; 5/8" CDX plywood sheathing over
                               trusses; composition roofing with sealed joints; interior draining scuppers and downspouts. Parapet walls constructed of
                               2"x4" and 2"x6" wood frame finished with vinyl vertical siding. Mansard overhangs finished in concrete roof tile.

Window/sash/door:              Double glazed, low E rated windows in bronze
                               anodized aluminum frames; all opening windows fitted with screens. Bronze anodized aluminum frame double door storefront at lobby entrance; all exterior doors of bronze anodized aluminum with fire safety break away bars.

Interior  Walls:               2"x4" wood frame partitions, 16" or 24" on
                               center with textured and painted 5/8" GWB
                               (one hour rating); sound attenuating
                               insulation with R-11 batts.

Interior Finish:               Floor coverings in all suites hotel grade
                               carpet; floor coverings in lobby of carpet and ceramic tile at service desk areas; floor cover in pool area of steel reinforced poured in place concrete; floor cover in restrooms of vinyl tile; incandescent and fluorescent lighting, suspended decorative lighting in lobby.

Lobby: Ceramic tile and carpet floor covering guest seating, beverage bar, front desk/service counter accented by high ceiling and decorative lighting.

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IMPROVEMENT DESCRIPTION (continued)

Guest Rooms:                   Painted and papered drywall walls and
                               ceilings; carpet in guest rooms and ceramic tile floor cover in bathroom, sliding aluminum frame windows; kitchenette units with under-counter refrigerators and microwave ovens; televisions, furniture draperies etc.

Elevators:                     One hydraulic passenger elevators, 4 stops
                               located in the central portion of the hotel building.

Stairwells:                    Two interior stairwells at either end of the
                               hotel building.

HVAC/Climate Control:          Individual wall mounted package HVAC units
                               with temperature control modules in each guest suite. Central HVAC system with multi-zone control system for common areas and lobby.

Electrical:                    Electrical system design engineered to
                               specific hotel electrical loads; 3 phase, 4-wire multi-paneled power busses.

Plumbing:                      Each guest suite includes a tub with shower
                               and toilet in separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans. Wet bar sinks included in all units.

Fire Protection:               Fully sprinklered throughout, smoke detectors
                               throughout, fire alarm with hard wire
                               activation system and direct connection to local fire department; auxiliary emergency exit lighting, emergency auxiliary generator.

Furniture Fixtures             Guest suites include either single king bed
 & Equipment:                  or double queen beds; color televisions with
                               remote controls; carpet, draperies; light fixtures and lamps; combination desk/dresser units; luggage rack; 36" parlor table with 2 upholstered wood chairs; night stand, microwave oven and refrigerator; multiple phone jacks. FF&E appears to be of above average quality with no functional obsolescence attributable to quality, layout or design.

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IMPROVEMENT DESCRIPTION (Continued)

Modified Guest Suite: All Shilo Inn Guest suites are single room units with most or many of the amenities typically associated with a true 2+ room suites. Partition walls are utilized in King suites to create bedroom separation.

Site Improvements:

The site improvements include asphalt paved and striped parking areas (103 standard striped stalls); landscaping is well maintained and incorporates native species, covered drive-through registration canopy at main entrance, exterior building lighting, parking lot lighting and accent lighting.

Depreciation

The actual age of the improvements is approximately six years. They are well maintained and appear to have an effective age overall of approximately five years. As we noted previously, they are in good condition for facilities of their age and quality. According to building industry sources, the expected life of similar improvements is 50 years. Depreciation analysis in the Cost Approach will reflect the effective age.

Functional Features and Concluding Remarks

Overall the improvements are in good to very good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or deferred maintenance.

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed or two double queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, video players, microwaves, mini-refrigerators, lamps, couch, clock radio and three telephones. Also the single kings contain a sleeper sofa. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,500 per room, or $217,000.

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                                    Site Plan

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                                   Floor Plan

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                                   Floor Plan

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                                   Floor Plan

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                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

     "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

     "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

     1. Possible Use. What uses of the site in question are physically possible?

     2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

     3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

     4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.

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HIGHEST AND BEST USE ANALYSIS (continued)

As Vacant

Possible Use. The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building design.

The subject site is a 50,094 square foot rectangular parcel with access provided by E Harbor Drive. The site has good visibility from Highway 101. It is level and at street grade. The presence of a A1 flood zone requires the development of the site above the existing 6-feet above sea level plain. All services are available to the site. Therefore, any number of potential uses could be developed. This conclusion is supported by the existing surrounding developments.

Permissible Uses. Two types of legal restrictions apply to the subject property: private restrictions (deed restrictions and easements), and public restrictions (principally, zoning). The existing utility easements are standard and do not adversely impact the development potential of the site. Therefore, the principal legal limitation on the development entitlements for the site is the c2 zoning. This is a "general commercial" zone which allows most types of commercial development. It carries a 45-foot height limitation, minimum lot size of 5,000 square feet and minimum motel parking of 1.5 spaces per room. The zoning allows a wide variety of commercial retail, office and related uses, as well as hotel, motel and restaurant uses.

Feasible Uses. The property is easily adapted to most forms of commercial development, but appears particularly well suited to highway oriented commercial uses where exposure to high average daily traffic volumes is regarded as advantageous by prospective users. Uses, such as residential development which are permissible, are less than optimal since heavy traffic exposure and noise from the interstate is regarded as an adverse characteristic which would tend to limit or diminish property values. Clearly, uses such as hotels/motels, gas station/c-stores and restaurants benefit most from the dual exposure of the subject site, and tend to yield the greatest profitability.

Conclusion

The feasibility of these uses must be considered in light of historical development trends and the current supply of such uses in the local market. Analysis of the area reveals steady and continued commercial development. In view of the location, zoning and area uses, the most feasible use would be commercial. A commercial use would provide the greatest return to the property.

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1609 East Harbor Drive, Warrenton, OR
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HIGHEST AND BEST USE ANALYSIS (continued)

As Improved

A commercial use is considered to represent the highest and best use of the site. The possible commercial uses include various retail stores, offices, commercial services, restaurants and related uses. The subject consists of an existing four-story, 62-unit mini-suites hotel and separate 4,500 square foot restaurant. As improved, we conclude that the highest and best use the subject property is for continued use as a full service hotel, as the hotel is operating profitably and the existing improvements contribute the vast majority of the property value.

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                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach  (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

     1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

     2. Qualifies the price as to terms, motivating forces and bona fide nature.

     3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

     4. Considers all dissimilarities in terms of their probable effect upon the sale price.

     5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.

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VALUATION (Continued)

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2.   The estimation of vacancy and collection loss allowances.

3.   The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.

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VALUATION (Continued)

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.

Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.

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1609 East Harbor Drive, Warrenton, OR
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                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.

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                                [GRAPHIC OMITTED]

                                 LAND SALES MAP

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                             COMPARABLE LAND SALE 1

PROPERTY IDENTIFICATION

Address:                          North of Highway 101 on SE Marlin
City:                             Warrenton
APN:                              8-10-22DD 1700 and 22DA 5100
County:                           Clatsop
Map Reference:                    N/A
Property Rights:                  Fee Simple

SALE INFORMATION

Grantor:                          Capital Development Company
Grantee:                          Bank of Astoria
Document Number:                  879-296
Sale Price:                       $183,750
Sale Terms:                       Cash Equivalent
Sale Date:                        August 17, 1995

SITE DESCRIPTION

Site Area:                        24,000 sq.ft.
Zoning:                           C-1
Utilities:                        Available
Off-Sites:                        Fully Improved
Topography:                       Level
Location:                         Corner

SALE ANALYSIS

Price Per Square Foot:            $7.66

COMMENTS                          This is the sale of two
                                  non-contiguous tax lots. The main
                                  parcel was pre-loaded with sand fill
                                  at a cost of approximately $25,000.

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                             COMPARABLE LAND SALE 2

PROPERTY IDENTIFICATION

Address:                        North of Highway 101 on SE Marlin (SEC SE 6th)
City:                           Warrenton

APN:                            8-10-22DD 1500 and 1600
County:                         Clatsop
Map Reference:                  N/A
Property Rights:                Fee Simple

SALE INFORMATION

Grantor:                        Murray and Vera M. Lanier
Grantee:                        Bank of Astoria
Document Number:                862-634
Sale Price:                     $100,000
Sale Terms:                     Cash Equivalent
Sale Date:                      January 31, 1995

SITE DESCRIPTION

Site Area:                      19,000 sq. ft.
Zoning:                         C-1
Utilities:                      Available
Off-Sites:                      Fully Improved
Topography:                     Level
Location:                       Corner

SALE ANALYSIS

Price Per Square Foot:          $5.26

COMMENTS This is a level, at-grade corner site. At the time of sale the site had an old single family residence with no contributory value, according to the buyer. The site was later filled with sand fill prior to construction of a branch bank building.

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                             COMPARABLE LAND SALE 3

PROPERTY IDENTIFICATION

Address:                        Southeast corner of SE Marlin and SE 8th Street
City:                           Warrenton
APN:                            8-10-22DA 3400
County:                         Clatsop
Map Reference:                  Legal: Lots 5,6,7,8 Block 32, Warrenton Park
Property Rights:                Fee Simple

SALE INFORMATION

Grantor:                        Columbia Memorial Hospital
Grantee:                        Thomas D. Coryell
Document Number:                 846-557
Sale Price:                     $125,000
Sale Terms:                     Cash Equivalent
Sale Date:                      June 3, 1994

SITE DESCRIPTION

Site Area:                      25,560 sq. ft.
Zoning:                         C-1
Utilities:                      Available
Off-Sites:                      Fully Improved
Topography:                     Level
Location:                       Corner

SALE ANALYSIS

Price Per Square Foot:          $4.87

COMMENTS This is the sale of a level corner site which has been developed with a daycare center.

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                             COMPARABLE LAND SALE 4

PROPERTY IDENTIFICATION

Address:                        North side of Highway 101, west of Neptune
City:                           Warrenton
APN:                            8-10-22D 200 and 400
County:                         Clatsop
Map Reference:                  N/A
Property Rights:                Fee Simple

SALE INFORMATION

Grantor:                        Capital Development Company
Grantee:                        Fred Meyer, Inc.
Document Number:                 838-847
Sale Price:                     $3,000,000
Sale Terms:                     Cash Equivalent
Sale Date:                      March 10, 1994

SITE DESCRIPTION

Site Area:                      13.00 acres (566,280 sq.ft.)
Zoning:                         C-1
Utilities:                      Available
Off-Sites:                      Fully Improved
Topography:                     Level
Location:                       Interior with signalized access from Highway 101

SALE ANALYSIS

Price Per Square Foot:          $5.30

COMMENTS                        The consideration is a land
                                allocation by the Grantor. Total
                                price for the property was
                                $10,825,000, which included a Fred
                                Meyer shopping facility.

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                             COMPARABLE LAND SALE 5

PROPERTY IDENTIFICATION

Address:                        Southwest corner Highway 101/SE Marlin Drive
City:                           Warrenton
APN:                            8-10-22DC 5200 and 5300
County:                         Clatsop
Map Reference:                  N/A
Property Rights:                Fee Simple

SALE INFORMATION

Grantor:                        Ken Klee, et al
Grantee:                        Stephen C. Putnam
Document Number:                819-680
Sale Price:                     $130,000
Sale Terms:                     Cash Equivalent
Sale Date:                      July 23, 1993

SITE DESCRIPTION

Site Area:                      18,375 sq. ft.
Zoning:                         C-1
Utilities:                      Available
Off-Sites:                      Fully Improved
Topography:                     Level
Location:                       Corner

SALE ANALYSIS

Price Per Square Foot:          $7.07

COMMENTS The site was improved with a small concrete block building which was renovated and added-to for use as a mini-lube facility. Contributory value of the building is estimated at $13,000 ($15.00/sq.ft.).

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                             COMPARABLE LAND SALE 6

PROPERTY IDENTIFICATION

Address:                        South side of Warrenton Highway, west of Neptune
City:                           Warrenton
APN:                            8-10-22D 102
County:                         Clatsop
Map Reference:                  N/A
Property Rights:                Fee Simple

SALE INFORMATION

Grantor:                        Capital Development Company
Grantee:                        COSTCO Development Company
Document Number:                805-585
Sale Price:                     $1,800,000
Sale Terms:                     Cash Equivalent
Sale Date:                      February 4, 1993

SITE DESCRIPTION

Site Area:                      6.68 acres
Zoning:                         C-1
Utilities:                      Available
Off-Sites:                      Fully Improved
Topography:                     Level
Location:                       Interior site with good access

SALE ANALYSIS

Price Per Square Foot:          $6.19

COMMENTS Site had been pre-loaded with sand fill for construction of a strip-mall prior to Grantee acquiring the site. The site is adjacent to Fred Meyer with good access.

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1609 East Harbor Drive, Warrenton, OR
-------------------------------------

COST APPROACH (Continued)

Discussion

These six land sales transactions represent the sale activity of the subject neighborhood over the past three years. The sales range in size from 18,375 square feet to over 6 acres, and in prices from $4.87 to $7.66 per square foot. The discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted. No adjustment was made.

Financing Adjustment

The comparable land sales have been reviewed in reference to their financing. Sales and asking prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.

Market Conditions Adjustment - Time Factor

The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and to what magnitude. Based upon appraiser's evaluation of secular trends in the market we have identified land inflation rates within our local market is generally stable. A review of the sales data reveals sales over a three year period of time with prices in the $5.00 to $6.00 per square foot range. The oldest sales indicated a price of $6.19 per square feet. The most current sale indicated a price of $7.66, however this sale is substantially smaller. As noted later, this factor typically reflects a higher price per square foot. Therefore, no adjustment is made for date of sale.

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1609 East Harbor Drive, Warrenton, OR
-------------------------------------

COST APPROACH (Continued)

Physical Adjustments

Factors which have an influence on value such as location, growth patterns and trends, accessibility to freeways, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property. All sales are located within the subject neighborhood with varying degrees of accessibility, visibility and other factors. Sale #3 is located on an interior secondary street and is adjusted upward 5% for inferior locational attributes. Sales #4, #5 and #6 are located on, or near Highway 101, with good access and visibility. Because of this factor, these sales are considered to be superior and are adjusted downward an estimated 10%. No direct market extraction was available for this adjustment, however it is based upon perceived market reaction.

Size adjustments. It is typical for smaller parcels to indicate a higher price per square foot than larger parcels. This is supported by comparing Sales #4, #5 and #6. These sales all possess similar locational characteristics. The smaller site indicated the highest price per square foot. The subject site contains approximately 50,094 square feet, falling in size between the available sales data. Therefore, the sales are adjusted either upward or downward at the rate of
 .5% per 10,000 square feet of area, using the subject site as the standard. The largest sites required the largest adjustments. Sales #1, #2, #3 and #5 required minimal size adjustment.

Corner location can have a definite impact on site value, particularly for highway oriented commercial uses such as hotels, restaurants, and regional shopping centers. Sale #1 is adjusted downward 10% for corner influence. While other sales are located on corner sites, they have limited accessibility due to the non-development of side streets as well as traffic control on Highway 101. Therefore, Sales #2 - #6 are not adjusted for this factor.

Concluded Land Value

The comparable land sales indicate an unadjusted range from $4.87 to $7.66 per square foot. All are located within the subject neighborhood and provide a reasonable range of value. After adjustment, the value range is narrowed from $5.06 to $6.79 per square foot. Sales #2, #3 and #6 required the least net adjustment, with adjusted values of $5.18; $5.06 and $6.31 per square foot. The overall average adjusted price is indicated to be $5.84 per square foot. In view of the location, size and access of the subject, market support exists for a land value of $6.00 per square foot.

              50,094 square feet @ $6.00 per square foot = $300,564

                                Rounded $300,000

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1609 East Harbor Drive, Warrenton, OR
-------------------------------------

COST APPROACH (Continued)
Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $75.45 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.

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1609 East Harbor Drive, Warrenton, OR
-------------------------------------

COST APPROACH (continued)

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $3,500 per room, or $217,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 5 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 10 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $4,740,000
                                   ==========

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-------------------------------------


                             Replacement Cost Study

======================================================================================================
Development Proforma
Shilo Inn, Warrenton, OR
------------------------------------------------------------------------------------------------------
MVS: Sec. 11, p 17, Class D, GoodCurrent X Local X   ADj $/sf
------------------------------------------ -------   --------
Base Cost:               $69.30    1.00     1.09      $75.54
Hard Costs                    Measure                $/Measure                        Cost      $/SF
----------                    -------                ---------                        ----      ----
Building                       40,030 SF              $75.54      $3,023,746
Yard Improvements                                                   $250,000

Total Hard Costs                                                                $3,273,746    $81.78

Soft Costs
----------
 Architectural & Engineering               8.00%                   $261,900
 Development Overhead                      3.00%                     98,200
 Stabilization & Opening Expenses  25% of annual income             276,436

Total Soft Costs                                                                  $636,536    $15.90
                                                                              ------------
Total Improvement Costs                                                        S3,910,282     $97.68

Entrepreneurial Profit                    18.00%                                  $703,851    $17.58
                                                                              ------------   -------
Total                                                                           S4,614,133   $115.27

Depreciation Adjustment                   Age/Life    % Dep.       $ Dep.
Physical                                  5/50        10.00%      $391,028

Total Depreciation                                                                $391,028     $9.77
                                                                              ------------   -------
Project Costs (Depreciated Replacement Cost)                                    $4,223,105   $105.50

Depreciated Furniture Fixtures & Equipm          62 Units @        $3,500         $217,000

Land Valuation                      Acres        SF     $/SF    Land Value      Total
--------------                      -----        --    -----    ----------      -----
Site Value in Fee                    1.15    50,094    $6.00      $300,564

Site Value                           1.15    50,094    $5.99                 $300,000

------------------------------------------------------------------------------------------------------
Indicated Value                                                            $4,740,105

Rounded                                                                    $4,740,000
                                                                           ==========

======================================================================================================

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-------------------------------------

                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach. The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.

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                         --------------------------------------
                            REGIONAL SUMMARY OF HOTEL SALES
                         ======================================

===================================================================================================================================
                                  Date of       Year        Building       Land      Land/Bldg  No. of   Gross           Sale
No.     LOCATION                   Sale        Built         Area          Area        Ratio     Units  Area/Rm.         Price
===================================================================================================================================

1  Comfort Inn                     May-95        1990        30,740       76,405      2.49 :1      58      530          $2,800,000
   13207 NE 20th Avenue                                       Est.
   Vancouver, WA


2  Comfort Inn                     Jun-96        1992        34,000       66,646      1.96 :1      64      531          $2,600,000
   8855 SW Citizens Drive
   Wilsonville OR

3  Ramada Inn                     Oct-94        1978        68,410       16,200      0:24 :1     120      570           $8,400,000
   2200 Fifth Avenue
   Seattle, WA

4  Travelodge                     Jun-94        1961       30,820        56,912      1.85 :1      74      416           $4,200,000
   4715 25th Avenue NE
   Seattle, WA

5  West Coast Gateway Hotel       Mar-96        1990       59,074       71,165       1.20 :1     145      407          $11,218,164
   18415 Pacific Highway South
   Seattle, WA

6  Best Western Hotel             Mar-95        1986       91,618     262,749        2.87 :1     147      623           $5,500,000
   15901 W. Valley Highway
   Tukwilla WA


==================================================================================================
                                     Price/       Price/        Comments
No.     LOCATION                     Sq. Ft.       Unit
==================================================================================================

1  Comfort Inn                       $91 09      $48,276    Occupancy reported at 70 percent
   13207 NE 20th Avenue                                     ADR @ $46.00. No food and beverage
   Vancouver, WA                                            One meeting room, spa, pool, excercise
                                                            Located near new mall.

2  Comfort Inn                       $76.47      $40,625    Two-story wood frame motel located
   8855 SW Citizens Drive                                   in suburban location.
   Wilsonville OR

3  Ramada Inn                       $122.79     $70,000     Four-story wood frame & stucco
   2200 Fifth Avenue                                        downtown location. Renovated prior
   Seattle, WA                                              to sale. $70 ADR estimate.

4  Travelodge                        $136.28     $56,757    Includes retail building (Blockbuster)
   4715 25th Avenue NE                                      ADR est $55.00
   Seattle, WA                                              Pool, spa.

5  West Coast Gateway Hotel         $189.90     $77,367     SeaTac Airport location
   18415 Pacific Highway South                              All cash sale.
   Seattle, WA

6  Best Western Hotel                $60.03     $37,415     Three story wood frame structure
   15901 W. Valley Highway                                  includes retaurant, spa, excercise
   Tukwilla WA                                              room and outdoor pool.

   Unadjusted Range        $60.03      to       $189.90 /Sq. Ft.
                          $37,415      to       $77,367 /Unit

                                   Mean:      $112.76 / Sq Ft      $55,073 /Unit

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                                [GRAPHIC OMITTED]

                                    Sales Map

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1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                              COMPARABLE SALE NO. 1

                                    [PHOTO]

ADDRESS:         Comfort Inn                GRANTOR:         Ray Patel, et al.
                 13207 NE 20th Avenue       GRANTEE:         Shree Ram LLC
                 Vancouver, WA

DESCRIPTION:     Two-story wood frame       DOCUMENT #:      Na
                 and stucco limited service MARKET TIME:     Na
                 hotel                      NUMBER OF UNITS: 58
YEAR BUILT:      1990                       SALE PRICE:      $2,800,000
LOT SIZE:        76,405 S.F.                SALE DATE:       June 5, 1995
CONDITION:       Average/Good               TERMS:           $350,000 down
QUALITY:         Average                                     seller wrapped
                                                             existing $1.45M 1st
                                                             TD with, due in 10
                                                             years

BUILDING AREA:   30,740 S.F.                GROSS INCOME:    $685,540
LAND:BLDG RATIO: 2.49:1                     NET INCOME:      $288,000
PRICE/S.F.       $91.09                     OVERALL RATE     10.29%
PRICE/UNIT:      $48,276                    GRM:             4.08
FF&E:            $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.

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James Ratkovich & Associates, Inc.                                            75

1609 East Harbor Drive, Warrenton, OR
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                              COMPARABLE SALE NO. 2

                                    [PHOTO]

ADDRESS:         Comfort Inn                GRANTOR:         Mahalaxmi Inc.
                 8855 SW Citizens Drive     GRANTEE:         Ganesh Enterprises
                 Wilsonville, OR

DESCRIPTION:     Two-story wood             DOCUMENT #:      9603044444
                 frame limited service      MARKET TIME:     Na
                 hotel

NUMBER OF UNITS: 64

YEAR BUILT:      1992                       SALE PRICE:      $2,600,000
LOT SIZE:        66,646 S.F.                SALE DATE:       June 19, 1996
CONDITION:       Average/Good               TERMS:           $800,000 down
QUALITY:         Average                                     $1,8M 1st Td
                                                              Commercial Bank
BUILDING AREA:   34,000 S.F.                GROSS INCOME:    $804,825
LAND:BLDG RATIO: 1.96:1                     NET INCOME:      $310,628
PRICE/S.F.:      $76.47                     OVERALL RATE     11.95%
PRICE/UNIT:      $40,625                    GRM:             3.23
FF&E:            $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.

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James Ratkovich & Associates, Inc.                                            76

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                              COMPARABLE SALE NO. 3

                                    [PHOTO]

ADDRESS:         Ramada Inn                 GRANTOR:         2200 Fifth Ave Ltd.
                 2200 5th Avenue            GRANTEE:         Devin Corporation
                 Seattle, WA
DESCRIPTION:     Four-story over parking    DOCUMENT #:      9410280992
                 frame and stucco hotel     MARKET TIME:     6 months
                 with restaurant/lounge     UMBER OF UNITS:  120
YEAR BUILT:      1978                       SALE PRICE:      $8,400,000
LOT SIZE:        16,200 S.F.                SALE DATE:       October 28, 1994
CONDITION:       Average                    TERMS:           $3,000,000 down
QUALITY:         Average                                     $5,400,000 1st Td
                                                               Seafirst Bank
BUILDING AREA:   68,410 S.F.                GROSS INCOME:    Na
LAND:BLDG RATIO: 0.24:1                     NET INCOME:      Na
PRICE/S.F.:      $122.79                    OVERALL RATE     Na
PRICE/UNIT:      $70,000                    GRM:             Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.

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James Ratkovich & Associates, Inc.                                            76

1609 East Harbor Drive, Warrenton, OR
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                              COMPARABLE SALE NO. 4

                                    [PHOTO]

ADDRESS:         Travelodge                 GRANTOR:      Vincent Hanna
                 4715-25 25th Avenue NE                    Fowler Inv.
                 Seattle, WA                GRANTEE:      P.B. Investments Ltd.

DESCRIPTION:     One and two-story wood     DOCUMENT #:   9506222113
                 frame and stucco motel     MARKET TIME:  12 month
                 with 6,700 sf retail building
NUMBER OF UNITS: 74

YEAR BUILT:      1961                       SALE PRICE:   $4,200,000
LOT SIZE:        56,912 S.F.                SALE DATE:    June 22, 1994
CONDITION:       Average                    TERMS:        All cash
QUALITY:         Average
BUILDING AREA:   30,820 S.F.                GROSS INCOME: Na
LAND:BLDG RATIO: 1.85:1                     NET INCOME:   Na
PRICE/S.F.:      $136.28                    OVERALL RATE  Na
PRICE/UNIT:      $56,757                    GRM:          Na

COMMENTS: This suburban property is located north of the University of Washington and across from University Village shopping center. The Travelodge has a detached Blockbuster retail store on the site which enhanced the sales price. That store is leased at $9,520 per month triple net with 7 years remaining. Extraction of retail portion value indicates $800,000 based on capitalization of lease income for 7 years plus reversion on the Blockbuster lease. Residual to the Motel is $3,400,000 or $45,945 per unit and $110.32 per square foot.

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James Ratkovich & Associates, Inc.                                            78

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                              COMPARABLE SALE NO. 5

                                    [PHOTO]

ADDRESS:         Westcoast Gateway Hotel    GRANTOR:      Gateway Hotel LP
                 18415 S. Pacific Highway   GRANTEE:      Patriot American
                 Sea-Tac, WA                              Hospitality

DESCRIPTION:     Six-Story, good quality    DOCUMENT #:   7110-407
                 Class B hotel              MKTG.TIME::   N/A
                 w/ restaurant, lounge      ROOM CT.:     145
                 Pool and spa amenities.

YEAR BUILT:      1990                       SALE PRICE:   $ 11,218,164
LOT SIZE:        71,165 SF (1.63 Acre)      SALE DATE:    March, 1996
CONDITION:       Good                       TERMS:        Cash Equivalent
QUALITY:         Average-Good               CLASS:        Limited service,
                                                          upper tier
BUILDING AREA:   59,074 SF                  GROSS INCOME: N/A
LAND:BLDG RATIO: 1.20:1                     NET INCOME:   N/A
PRICE/SF:        $189.90                    OVERALL RATE  N/A
PRICE/UNIT:      $77,367                    GRM:          N/A

COMMENTS: This property is located adjacent to the Sea-Tac International Airport. It has one of the best proximity of the hotels along Pacific Highway. Constructed of good quality Class B materials. Part of a five property portfolio sale which included 3 Seattle properties, 1 in Wenatchee, and 1 in California. Unable to obtain operating data to extract OAR, or revenue/expense ratios.

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James Ratkovich & Associates, Inc.                                            79

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                              COMPARABLE SALE NO. 6

                                    [PHOTO]

ADDRESS:         Best Western Southcenter   GRANTOR:      United States
                 15901 W. Valley Highway                  National Bank
                 Tukwilla, WA               GRANTEE:      Wen & Liu
DESCRIPTION:     Three-story and one-story  DOCUMENT #:   95-3311394
                 wood frame structures,     MKTG.TIME::   N/A
                 restaurant, pool & spa     No Of Units:  147
YEAR BUILT:      1986                       SALE PRICE:   $5,500,000
LOT SIZE:        262,749 S.F.               SALE DATE:    March 31, 1995
CONDITION:       Average                    TERMS:        Cash Equivalent
QUALITY:         Average                    CLASS:        Limited service,
                                                          upper tier
BUILDING AREA:   91,618 S.F.                GROSS INCOME: N/A
LAND:BLDG RATIO: 2.87:1                     NET INCOME:   N/A
PRICE/SF:        $60.03                     OVERALL RATE  N/A
PRICE/UNIT:      $37,415                    GRM:          N/A

COMMENTS: This property is regarded as the limited service hotel facility in the Seattle-Tacoma market area. Located near Freeway across the street from newer Embassy Suites and north of Residence Inn Hotel in a suburban location.
Unable to obtain operating data to extract OAR, or revenue/expense ratios.

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1609 East Harbor Drive, Warrenton, OR
-------------------------------------

DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 4 has a retail store on site that is estimated to contribute approximately $800,000 which results in an adjusted price to the hotel property of $3,400,000 or $45,945 per room. Sale 5 sold to the same buyer as part of a 5 property portfolio sale. However, the prices were established for each of the sale properties separately and no adjustment is necessary. The other sales are not considered to require any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.

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1609 East Harbor Drive, Warrenton, OR
-------------------------------------

DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between mid 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $60.32 to $189.90 per square foot. They range between $37,415 to $77,367 per unit. The sales occurred between June 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.

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1609 East Harbor Drive, Warrenton, OR
-------------------------------------

DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The best GRM value indicators for the subject property are indicated by Sale Nos. 1 through 4 which suggest GRM's in the mid 3 to low 4.0 range. Since the subject is water oriented and has a demonstrated occupancy level at an above average room rate for the area we expect it to be at the top end of that range. We have estimated a GRM of 4.2 as applicable to the subject property which indicates a value of:

               $1,187,808 GRM x 4.2 =             $4,988,794

               Rounded                            $5,000,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.

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James Ratkovich & Associates, Inc.                                            83

                       ---------------------------------
                            SUPPLEMENTAL HOTEL SALES
                       =================================

===================================================================================================================================
                                    Date of           Year         Building          No. of             Gross
No.    LOCATION                      Sale             Built          Area             Units            Revenue              NOI
===================================================================================================================================
1 Comfort Inn                        May-95            1990          30,740            58               $685,540           $288,000
  13207 NE 20th Avenue
  Vancouver, WA

2 Capital Inn/Days Inn               Jan-95            1990          29,949            81               $778,745           $373,765
  120 College Street
  Lacey WA

3 Quality Inn                        Oct-95          1977/86         29,200            73               $685,200           $293,760
  1545 NE Burnside
  Gresham OR

4 Comfort Inn                        Jun-96            1992          34,000            64                $804,825          $310,628
  8855 SW Citizens Drive
  Wilsonville OR

5 Ameritel Inn                       Jun-96            1991          48,966            94              $1,652,218          $823,838
  Confidential

6 Bellevue Hilton                    Aug-95            1979         122.369           180              $3,945,000        $1,107,000
  100 112th Street NE
  Bellevue WA


=======================================================================================================
                                       Sale          Price/         Price/
No.    LOCATION                        Price         Sq. Ft.         Unit          GRM        OAR
=======================================================================================================
1 Comfort Inn                         $2,800,000     $91.09         $48,276        4.08      10.29%
  13207 NE 20th Avenue
  Vancouver, WA

2 Capital Inn/Days Inn                $3,320,000    $110.86         $40,988        4.26      11.26%
  120 College Street
  Lacey WA

3 Quality Inn                         $2,625,000     $89.90         $35,959        3.83      11.19%
  1545 NE Burnside
  Gresham OR

4 Comfort Inn                         S2.600,000     $76.47         $40,625        3.23      11.95%
  8855 SW Citizens Drive
  Wilsonville OR

S Ameritel Inn                        $6,110,000    $124.78         $65,000        3.70      13.48%
  Confidential

6 Bellevue Hilton                    $12,300,000    $100.52         $68,333        3.12       9.00%
  100 112th Street NE
  Bellevue WA

                                          Mean:     $98.93         $49,863         3.70      11.19%

Unadjusted Ranges.                                     $76.47        to           $124.78  /Sq.Ft.
                                                      $35,959        to           $68,333  /Unit
                                                         3.12        to              4.26  GRM
                                                        9.00%        to            13.48%  OAR


1609 East Harbor Drive, Warrenton, OR
-------------------------------------

DIRECT COMPARISON APPROACH (Continued)

The primary sales comparables most similar to the subject in geographic proximity, size, type of operation and age are Sales Nos. 1, 2, 4, and 6. These sales suggest values in the mid 40,000's per unit. However, these properties are priced at a lower daily rate and achieve lower occupancies which requires us to be above that range. Sale Nos. 3 and 5 indicate a value range of $70,000 and $77,367 per unit and represent more similar economic characteristics. In addition, the subject property is operating at very attractive and profitable levels and is in good condition and newer in age. Therefore, we conclude on a value of $80,000 per room or:

                    62 Units @ $80,000 per Unit = $4,960,000

                              Conclude @ $4,960,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $4,960,000 and $5,000,000. We have selected a value indication at the middle of the two indications, as follows:

                       Conclude                   $5,000,000
                                                  ==========

----------------------------------
James Ratkovich & Associates, Inc.                                            85

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.

----------------------------------
James Ratkovich & Associates, Inc.                                            86

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                          SUMMARY OF COMPETITIVE HOTELS

                                NO OF      RACK
NO.    LOCATION                 ROOMS      RATE                    COMMENTS
--------------------------------------------------------------------------------
1.     Bayshore Motor Inn       76      $60.00 Double Queen
       555 Hamburg Avenue               $75.00 Single King
       Astoria                          $55.00 Single Queen (older units)

This is a 76 unit motel located in the south section of Astoria with view of the Columbia River and Young's Bay. It is adjacent to a lumber yard and has difficult access from Highway 101. Forty of the total units have recently been completed. There is a pool and spa. Occupancy of this facility is estimated to average 50% annually. The subject property is superior in quality, condition and amenities.

2.     Red Lion Inn            124       $85.00 Double Queen/King
       400 Industry Street               $125.00 Suites
       Astoria

The Red Lion Inn is an older full-service facility located on leased land with view of Megler Bridge, the Columbia River and Young's Bay. Each room has a balcony, color TV, in-room movie channel and direct dial phones. This facility has the Seafare Restaurant and Lounge and Coffee Garden coffee shop. According to the manager, the property has not been updated for many years. Occupancy of this facility has typically ranged from 60% - 65%. The subject is superior in quality, condition and amenities.

3.     Crest Motel            40         $82.50  Double Queen
       5366 Leif Erickson                $78.50 King
       Astoria                           $48.50 - $65.50 Single/Double (no view)

The Crest Motel is an older well maintained facility located on the east side of Astoria with a good view of the Columbia River. It sits on a 2.5 acre parcel with wood areas and extensive landscaping. There is a covered outdoor Jacuzzi, guest laundry and free continental breakfast. In-room features include coffee makers, cable TV with premium channels, phones, clocks, radios and similar features. There are five buildings housing the 40 rooms. Occupancy is estimated at 50% - 55% on an annual basis. The subject is superior in quality, condition and amenities.

----------------------------------
James Ratkovich & Associates, Inc.                                            87

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

SUMMARY OF COMPETITIVE HOTELS (continued)

4.     Oceanview Resort       105        $162.00 - Oceanfront Queen/Sofa
       414 N Prom                        $132.00 - $142.00 - Non-oceanfront
       Seaside                           $240.00 - Suite

This is a new Best Western facility located on the Pacific Ocean in Seaside. It features indoor pool, in-room refrigerators, microwaves, color televisions and similar amenities. It has a conference room which accommodates up to 30 people and 6,500 square feet of conference space. Many rooms have kitchens and fireplaces. This facility is considered to be superior in location and on-site amenities. Overall quality and condition is similar to the subject. Seaside is a destination resort community on the Oregon Coast located approximately 10 miles south of the subject property.

5      Subject-Shilo Inn     62          $69.00-$130.00 Double Queen Mini-suite
       1609 E Harbor                     $75.00-$130.00 Single King Mini-suite
       Warrenton                         Kitchen units - add $10.00

The subject property is in good condition and well located to attract tourists as well as destination and business travelers. There is an on-site restaurant, indoor pool, spa, sauna, steam room, exercise room and conference room.
All rooms have microwave ovens, refrigerators and wet bars.

----------------------------------
James Ratkovich & Associates, Inc.                                            88

-----------------
    SPECIAL
   SUPPLEMENT
-----------------

--------------------------------------------------------------------------------
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projectiions
================================================================================
                              Occupancy                   Average Daily Rate
                      ----------------------------------------------------------
                       1994     1995       1996       1994     1995      1996
                      Actual  Estimated  Projected   Actual Estimated Projected
                      ----------------------------------------------------------

South Central Cities

  Austin, TX           74.4%     76.0%     75.0%     $ 63.13   $ 65.50   $68.00
  Baton Rouge, LA      66.4      67.0      67.0        49.78     51.79    54.00
  Birmingham, AL       68.4      68.6      69.0        57.00     59.75    60.75
  Corpus Chrisi, TX    63.7      67.0      66.0        53.45     55.00    57.00
  Dallas, Ft. Worth,TX 68.5      70.0      80.0        72.31     76.00    79.00
  El Paso, TX          72.8      72.5      73.0        43.76     44.50    46.00
  Houston, TX          64.3      64.0      65.0        67.32     71.00    74.00
  Jackson, MS          65.5      65.0      67.0        48.90     49.20    61.00
  Knoxville, TN        63.4      64.7      65.7        55.38     56.49    37.25
  Little Rock, AR      64.4      61.0      61.5        45.32     48.25    49.70
  Memphis, TN          70.8      71.0      73.0        63.05     65.95    66.73
  Nashville, TN        78.0      82.8      84.0        93.32     97.62    89.00
  New Orleans, LA      73.4      73.3      73.0        89.61     92.73    45.00
  Oklahoma City, OK    62.0      66.3      67.5        46.47     49.21    54.00
  San Antonio, TX      71.5      71.0      72.0        69.79     71.75    74.00
  Tulsa, OK            58.8      39.2      61.0        36.79     58.54     ???
                      ------  ---------  ---------   --------  --------  ------
     Subtotal          68.6%     69.3%     70.0%     $ 69.56   $ 72.66     ???
Mountain and Pacific Cities

  Albuquerque, NM      73.4%     71.3%     73.0%     $ 63.28   $ 67.24   $68.00
  Billings, MT         60.2      60.4      62.0        48.58     49.35    52.00
  Boise, ID            75.5      75.0      75.0        58.00     62.00    74.00
  Colorado, Springs    69.3      69.7      71.2        59.81     62.33    63.75
  Denver, CO           72.0      74.0      75.0        64.42     69.72    71.00
  Great Falls, MT      60.0      65.2      66.0        48.29     48.02    50.00
  Honolulu, HI         81.1      80.2      80.5        98.82    105.00   110.00
  Los Angeles, CA      66.3      67.0      68.0        83.05     85.00    88.00
  Orange County, CA    65.5      69.0      70.0        76.50     77.34    80.24
  Pheonix, AZ          75.0      77.0      75.0        85.00     59.00    52.00
  Portland, OR         71.4      72.9      73.0        90.13     99.34   100.00
  Sacramento, CA       71.3      70.9      72.0        70.09     74.88    77.00
  Salt Lake City, UT   79.7      78.9      80.0        58.4      62.28    64.75
  San Diego County, CA 67.1      70.0      71.0        77.71     81.00    64.00
  San Francisco, CA    70.1      73.8      75.7       105.92    108.68   112.50
  Santa Fe, NM         71.2      70.5      71.5       109.21    108.45   109.75
  Scotsdale, AZ        70.9      72.8      73.0       112.76    121.21   123.50
  Seattle, WA          75.5      77.0      78.0       100.00    104.00   107.00
  Tucson, AZ           69.2      71.6      72.0        74.25     78.68    78.00

   Subtotal            71.2%     72.5%     73.2%     $ 84.25   $ 88.41  $ 81.19
                       ------  ---------  ---------  --------  -------- -------
   Total Cities        70.1%     71.3%     72.1%     $ 83.65   $ 87.51  $ 90.64
                       ------  ---------  ---------  --------  -------- -------
   National Average*   68.9%     70.3%     72.1%     $ 81.68   $ 85.24  $ 88.00
===============================================================================

*Average property size: 210 rooms

-----------------------------------------------------------------
                            Location
-----------------------------------------------------------------

Urban     Surburban      Airport        Highway        Resort

73.25%      73.6%        74.4%          71.3%          70.8%
 150         123          134            109            172
$70.88     $58.55        $53.02         $49.40         $61.51

94.0%       95.3%        95.3%          96.1%          92.9%
  .0          .0           .0             .0             .0
  .0          .0           .0             .0             .0
  .0          .0           .0             .0             .0
 2.4         2.3          1.8            1.7            2.0
 1.4         1.2           .7             .6            1.3
 2.2         1.3          2.2            1.6            3.8
-----------------------------------------------------------------
100.0%     100.0%       100.0%          100.0%        100.0%

 27.3%      25.4%        28.5%           25.9%         28.8%
   .0         .0           .0              .0            .0
132.0       68.3         74.3            88.3          86.4
  1.0         .8           .5              .4           1.4
-----------------------------------------------------------------
29.3%      26.6%        29.0%           26.8%          29.9%
-----------------------------------------------------------------
70.5%      70.4%        71.0%           73.2%          70.1%

 9.4%       9.6%         9.4%           9.7%           10.6%
 4.7        4.9          4.1            3.8             6.3
 1.3        2.2          1.7            1.6             1.4
 4.9        5.2          5.0            5.5             5.3
 5.0        5.0          4.3            5.6             5.1
-----------------------------------------------------------------
25.8%     26.8%        24.5%            26.2%          28.7%

44.7%     46.6%        46.5%            47.0%          41.4%

 3.3%      3.2%         3.4%             2.7%           3.2%
-----------------------------------------------------------------
41.4%     43.4%        43.1%            44.3%          38.2%

 3.9%      3.7%         4.1%             3.6%           2.1%
 1.1       1.0          1.0              1.1            1.2
  .7        .5           .2               .6             .6

-----------------------------------------------------------------
36.1%     35.0%        37.8%           39.0%           34.3%

 7.4%     22.8%        18.2%           19.8%           20.6%

-----------------------------------------------------------------

23.8%     21.1%        24.9%           24.5%           17.6%
=================================================================

 7.9%     13.7%        19.7%           18.7%           19.7%
  .0        .0           .0              .0              .0
  .0        .0           .0              .0              .0
 4.0        .4           .3              .4             5.6
  .3        .4           .0              .2              .4
 4.0       4.2          4.1             4.6             5.2
 1.9       1.5          1.9             1.6             3.0
 2.5       2.3          2.4             2.5             2.6
-----------------------------------------------------------------
25.6      23.1         27.2%          26.9%           29.6%

---------------------------------------- ------------------------------------
             Price Catagory                            Size
---------------------------------------- ------------------------------------
                                            Under 75   75-125     Over 125
Upscale   Mid-Price   Economy   Budget        Rooms     Rooms       Rooms

 76.3%     72.4%       71.9%    69.1%         69.1%    68.4%        73.4%
  133       123         115      109           57       108          159
$74.44    $54.25     $47.67    $39.99        $52.05   $51.89       $61.05

 95.1%    95.0%        96.0%    96.3%         96.2%    95.8%        94.8%
   .0       .0           .0       .0            .0       .0           .0
   .0       .0           .0       .0            .0       .0           .0
   .0       .0           .0       .0            .0       .0           .0
  2.5      1.7          1.8      2.1           2.2      1.9          2.1
  1.6      1.0           .6       .5            .6       .8          1.2
   .8      2.3          1.6      1.1            .9      1.4          1.9
----------------------------------------------------------------------------
100.0%   100.0%       100.0%   100.0%        100.0%   100.0%       100.0%

 23.5%    26.9%        26.6%    26.9%         26.2%    25.5%         6.7%
   .0       .0           .0       .0            .0       .0           .0
 73.8     68.4         91.2     92.9          83.1     83.0         75.2
  1.0       .8           .5       .3            .4       .5           .9
----------------------------------------------------------------------------
 25.2%    27.5%        27.7%    28.2%         27.5%    26.5%        27.8%
----------------------------------------------------------------------------
 74.8%    72.5%        72.3%    71.8%         72.5%    73.5%        72.2%

  9.2%     9.1%         9.8%    10.9%         13.1&     9.3%         9.1&
  5.7      4.2          3.8      3.6           3.7      4.4          4.6
  2.1      2.2          1.2      1.9           3.5      1.7          1.7
  4.5      4.8          5.4      7.2           6.3      5.2          5.1
  4.6      4.2          5.5      7.4           5.2      5.5          4.7
----------------------------------------------------------------------------
 26.1%    24.5%        25.8%    30.9%         31.8%    26.1%        25.2%

 48.7%    48.0%         6.5%     0.9%         40.7%    47.4%        47.0%

  2.8%     3.8%         2.6%     2.2%          3.4%     2.6%         3.5%

----------------------------------------------------------------------------
 45.9%    44.2%        43.9%    38.7%         37.3%    44.8%        43.5%

  3.4%     3.4%         3.9%     4.2%          3.7%     3.6%         3.9%
  1.0      1.1          1.0      1.1           1.5      1.0          1.0
   .2       .0           .5      1.2           1.5       .5           .4

----------------------------------------------------------------------------
 41.3%    39.3%        38.5%   32.2%          30.6%    39.7%        38.2%

 18.4%    21.7%        19.7%   22.0%          33.3%    18.2%        20.4%
----------------------------------------------------------------------------
 27.5%    22.5%        24.2%   16.7%           4.0%    26.6%        23.1%
============================================================================

 11.9%    18.1%        19.7%    20.8%         18.3%    17.4%        17.2%
   .0       .0           .0       .0            .0       .0           .0
   .0       .0           .0       .0            .0       .0           .0
   .3       .4          1.2       .0            .0       .3           .9
   .1       .1           .4       .7            .1       .1           .2
  3.8      4.0          4.8      4.8           4.9      4.3          4.2
  1.5      1.2          2.2      1.7            .3      1.7          2.0
  2.1      2.2          2.5      2.8           2.0      2.4          2.5
----------------------------------------------------------------------------
 18.8%    24.7%       28.8%     30.0%         24.9%    25.2%       25.2%

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                           COMPETITIVE MOTEL SALES MAP

                                [GRAPHIC OMITTED]



----------------------------------
James Ratkovich & Associates, Inc.                                            89

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                             COMPETITIVE MOTEL NO. 1

                                    [PHOTO]

                             COMPETITIVE MOTEL NO. 2

                                    [PHOTO]

----------------------------------
James Ratkovich & Associates, Inc.                                            90

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                             COMPETITIVE MOTEL NO. 3

                                    [PHOTO]

                             COMPETITIVE MOTEL NO. 4

                                    [PHOTO]

----------------------------------
James Ratkovich & Associates, Inc.                                            91

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

                           COMPETITIVE MARKET OVERVIEW

The subject property is located in a steadily developing area with strong tourist interest, diversified economy and increasing population base. Tourism and recreation are becoming increasing important in the growth and development of the local area. The Astoria/Warrenton/Seaside area is the central focus for Northern Oregon Coast tourism and as a transient location for regional tourism. This area is also the commercial and service center for much of the Northern Oregon Coast.

Tourism comprises the steadily growing section of the local economy as exhibited by increasing room taxes. A recent survey compiled by the Clatsop County Economic Development Council, revised August 1996, indicated that motel tax has increased from $49,372 in 1993 to $171,782 in 1995. Astoria has experienced relatively stable room taxes over the past five years, ranging from $225,500 to $251,921.

It is also important to recognize that the area attractions have experienced increased visitors over the past few years. Fort Stevens State Park, located in Warrenton, shows annual visitors have increased from 948,776 in 1991, to 977,404 in 1995. The Fort Clatsop National Memorial in Astoria registers an average of 200,000 visitors per year. While most visitors and tourists arrive during the summer months, the area is accessible on a year-around basis.

There are few competitive hotels/motels in the local area. The existing inventory of hotels/motels in Astoria consists of older facilities constructed over the past twenty to thirty years. The Bayshore Motor Inn has recently completed 40 units in this limited-service facility. The following summarizes the current room inventory in the vicinity:

         Name                   Rooms      Age         Comments
         ----                   -----      ---         --------
         Bayshore Motor Inn     76         New-7       Some view, poor access
         City Center            22         Older       No amenities
         Dunes Motel            41         Older       Some view, pool/spa
         Lamplighter            29         Older       Adjacent restaurant
         Red Lion Inn           124        15-20       Full-service
         Rivershore             43         Older       No amenities
         Crest Motel            40         Older       View, Jacuzzi

As can be seen from the above table, there is virtually no competition in the local area to the subject property. The subject is a full-service hotel facility which can accommodate small meetings and provide the services required for commercial, business, governmental, as well as tourist guests.

----------------------------------
James Ratkovich & Associates, Inc.                                            92

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

Analysis of these facilities indicates that typical occupancy is at its highest during the summer months. The older motel facilities exhibit occupancy rates ranging from 50% to 55% on an annual basis. The full-service Red Lion, and the newer Bayshore Motor Inn indicate that occupancy is estimated in the 60% - 65% range. A review of the actual occupancy of the subject property indicates a stable 63% to 65% on an annual basis, with a daily average room rate increasing from $65.37 in 1992 to $74.95 as of August 1996.

The Shilo Inn has 62 rooms, representing approximately 17% of the greater market segment and approximately 30% of specific competitors. The subject property is in excellent condition and has an on-site restaurant, with good access and visibility from Highway 101. These factors set the subject apart and above the competition. Because of these factors the subject property has enjoyed a higher-than-average daily rate compared to other lodging facilities in this segment of the market. This is supported by the actual increase in occupancy and room revenue over the past several years.

In view of these factors, it is our conclusion that the subject property will continue to maintain its place in the upper segment of the Warrenton/Astoria lodging market. It is unlikely that additional development will compromise this position, given the subject diversity of rooms, amenities, its location close to Highway 101, proximity to Astoria, as well as area attractions.

----------------------------------
James Ratkovich & Associates, Inc.                                            93

--------------------------------------------------------------------------------
-------------------------------                    SHILO INN
# of Rooms              62                  1609 East Harbor Drive
-------------------------------                  Warrenton. OR
-------------------------------    ---------------------------------------
Building Area       40,030 sf      RECONSTRUCTED HISTORICAL OPERATING DATA
--------------------------------------------------------------------------------


                                     1993                            1994
===================================================================================================
Occupancy Rate                      64.00%                           63.00%
Average Room Rate                   $71.43                           $72.63
---------------------------------------------------------------------------------------------------
REVENUES                                   % Total    Per Room                % Total    Per Room
Room Rentals                    $1,025,435   92.7%     $16,539   $1,029,966     92.6%     $16,612
Restaurant                          51,067    4.6%        $824       52,942      4.8%        $854
Telephone                           21,904    2.0%        $353       21,170      1.9%        $341
Other Income                         7,338    0.7%        $118        7,803      0.7%        $126
---------------------------------------------------------------------------------------------------
Total Revenue                   $1,105,744  100.0%     $17,835   $1,111,881    100.0%     $17,934

EXPENSES
Departmental Expenses
 Rooms Department                  175,671   15.9%      $2,833      202,422     18.2%      $3,265
 Telephone                          12,198    1.1%        $197       11,988      1.1%        $193

Undistributed Operating Expenses
 Administrative & General           44,353    4.0%        $715       40,746      3.7%        $657
 Management                         55,212    5.0%        $891       55,387      5.0%        $893
 Marketing                          19,449    1.8%        $314       24,344      2.3%        $409
 Utilitites                         43,517    3.9%        $702       46,039      4.1%        $743
 Property Operations & Maintenance  37,442    3.4%        $604       72,486      6.5%      $1,169
 Miscellaneous                       2,231    0.2%         $36        2,385      0.2%         $38

Fixed Charges
 Property Tax & License             6,912     0.6%        $111       18,970      1.7%        $306
 Insurance                          6,140     0.6%         $99        5,187      0.5%         $84

---------------------------------------------------------------------------------------------------
Total Expenses                   $403,125    36.5%      $6,502     $480,954     43.3%      $7,757

NET OPERATING EXPENSES           $702,619    63.5%     $11,333     $630,927     56.7%     $10,176

---------------------------------------------------------------------------------------------------


                                                                      Trailing 12
                                      1995                            Months 8/96
==========================================================================================================
Occupancy Rate                         64.00%                             63.00%
Average Room Rate                      $73.96                             $74.95
----------------------------------------------------------------------------------------------------------
REVENUES                                        % Total    Per Room                % Total    Per Room
Room Rentals                       $1,061,438     92.8%     $17,120   $1,054,535     92.8%     $17,009
Restaurant                             54,570      4.8%        $880       55,229      4.9%        $891
Telephone                              19,360      1.7%        $321       18,681      1.6%        $301
Other Income                            8,283      0.7%        $134        8,178      0.7%        $132
----------------------------------------------------------------------------------------------------------
Total Revenue                      $1,143,651    100.0%     $18,446   $1,136,623    100.0%     $18,333

EXPENSES
Departmental Expenses
 Rooms Department                     207,201     18.1%      $3,342      211,894     18.6%      $3,418
 Telephone                             11,665      1.0%        $188       11,853      1.0%        $191

Undistributed Operating Expenses
 Administrative & General              43,768      3.8%        $706       39,493      3.5%        $637
 Management                            56,877      5.0%        $917       56,502      5.0%        $911
 Marketing                             26,884      2.4%        $434       26,923      2.4%        $434
 Utilitites                            43,636      3.8%        $704       41,036      4.7%        $662
 Property Operations & Maintenance     65,995      5.8%      $1,064       53,208      4.7%        $858
 Miscellaneous                          2,027      0.2%         $33        2,328      0.2%         $38

Fixed Charges
 Property Tax & License                27,969      2.4%        $451       23,507      2.1%        $379
 Insurance                              5,340      0.5%         $91        5,656      0.5%         $91

----------------------------------------------------------------------------------------------------------
Total Expenses                       $491,362     43.0%      $7,925     $472,400     41.6%      $7,619

NET OPERATING EXPENSES               $652,289     57.0%     $10,521     $664,223     58.4%     $10,713

----------------------------------------------------------------------------------------------------------

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 64 percent in 1993 to 63 percent in 1994, to 64 percent in 1995 and is 63 percent for the trailing 12 months. Occupancy is very stable in the mid 60 percent range. The average daily room rate has increased from $71.43 in 1993 to $74.95 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 62.8 percent in 1993, 61.4 percent in 1994, 61.6 percent in 1995 and is achieving 65.4 percent in the first nine months of 1996. The average daily rates have similarly remained stable from $53.44 in 1993 to $56.50 in 1996. These figures generally support the subject's historical operations.

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an occupancy rate of 65 percent in year one and for the duration of the analysis. An average daily rate of $75.00 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 1.8 percent of room revenues; restaurant lease revenue has historically been between 4.6 and 4.9 percent of room revenues. We projected it at 4.8 percent. Miscellaneous other income, from vending machines and similar items, is estimated at 0.70 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses -Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $2,833 to $3,418 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $3,400 per room for departmental room expense which is at the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.

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James Ratkovich & Associates, Inc.                                            95

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 60 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 3.5% and 4.0% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 4.0% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.

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James Ratkovich & Associates, Inc.                                            96

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 1.8% to 2.4% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 3.6 to 4.1 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 3.8 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 3.4 and 6.5 percent for repairs and maintenance which includes capital improvements expenses, particularly in the high years of 1994 and 1995. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 5.0 percent based on the subject's most recent historical data and industry standards.

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property taxes are $23,451. Taxes are based on six year cycle assessments with annual adjustments by the assessor. A sale does not trigger a reassessment. We expect future assessment increases to be in line with historical increases. Property taxes for the subject property are estimated at $27,000 in our projections to account for personal property taxes.

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James Ratkovich & Associates, Inc.                                            97

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.5 and 0.6 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 0.5 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

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James Ratkovich & Associates, Inc.                                            98

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

Capitalization Analysis

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.

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James Ratkovich & Associates, Inc.                                            99

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.

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James Ratkovich & Associates, Inc.                                           100

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

* The subject property is a middle tier, limited-service property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

* The subject property is a 6 years old hotel with good appeal and superior, stable operations.

* The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 11.00%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $5,288,642
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.

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James Ratkovich & Associates, Inc.                                           101

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 12.00%.

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James Ratkovich & Associates, Inc.                                           102

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:

*    Survey of investors' acceptable yield rates

*    Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.

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James Ratkovich & Associates, Inc.                                           103

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                          Yields on Selected Securities

--------------------------------------------------------------------------------
     Period      Aaa Bonds   Baa Bonds  Treasury Securities  Treasury Securities
                                            (Long Term)          (Five Year)
--------------------------------------------------------------------------------
   March 1995      8.12%       8.70%           7.45%                7.05%
--------------------------------------------------------------------------------
 September 1995    7.32%       7.93%           6.55%                6.00%
--------------------------------------------------------------------------------
   April 1996      6.80%       7.47%           6.05%                5.36%
--------------------------------------------------------------------------------
    Average        7.41%       8.03%           6.68%                6.14%
--------------------------------------------------------------------------------

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

         "Risk Free" Capital Market Return Rate:              8.00% +/-
         Real Estate Risk and Illiquidity Premium:            4.00% +/-
         Hotel-Going Concern Risk based premium:              1.00% +/-
                                                              ---------

         Total Return Expectation-Going Concern Hotels:       13.00% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.00%.

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James Ratkovich & Associates, Inc.                                           104

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

INCOME APPROACH (Continued)
Yield Capitalization / Discounted Cash Flow Analysis

Net Reversionary Value

The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $5,337,680
                                   ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication relatively similar weight. The indicated values and conclusion of value, of the leasehold estate, via the Income Approach are summarized below:

             Direct Capitalization - Fiscal 1997 Income - $5,288,642

                   Discounted Cash Flow Analysis - $5,337,680

                               Rounded $5,300,000
                                       ==========

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James Ratkovich & Associates, Inc.                                           105

                                             SHILO INN
# of Rooms            62                     1609 East Harbor Drive
Growth Rate         3.0%                     Warrenton OR

--------------------------------------------------------------------------------------------------------------------------------
                                             % Total         1           2           3           4           5           6
Fiscal Year (12 To 11/30)                    Revenue        1997        1998        1999        2000        2001        2002
================================================================================================================================
Room Nights Available                                       22,630      22,630      22,630      22,630      22,630      22,630
Number of Occupied Rooms                                    14,710      14,710      14,710      14,710      14,710      14,710
Occupancy Rate                                              65.00%      65.00%      65.00%      65.00%      65.00%      65.00%
Average Room Rate                                           $75.00      $77.25      $79.57      $81.95      $84.41      $86.95
--------------------------------------------------------------------------------------------------------------------------------

REVENUES
Room Rentals                                92.88%      $1,103,213  $1,136,309  $1,170,398  $1,205,510  $1,241,675  $1,278,926
Telephone                                    1.80%          19,858      20,454      21,067      21,699      22,350      23,021
Restaurant Revenue                           4.80%          57,015      58,725      60,487      62,302      64,171      66,096
Other Income                                 0.70%           7,722       7,954       8,193       8,439       8,692       8,952
                                          --------------------------------------------------------------------------------------
Total Revenue                              100.00%      $1,187,808  $1,223,442  $1,260,145  $1,297,949  $1,376,888  $1,336,995

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                        $3,400         210,800     217,124     223,638     230,347     237,257     244,375
 Telephone (% of Departmetnal Income          60.0%         11,915      12,272      12,640      13,020      13,410      13,812
                                        ----------------------------------------------------------------------------------------
                                              18.8%       $222,715    $229,396    $236,271    $243,366    $250,667    $258,187
Undistributed Operating Expenses
 Administrative & General                      4.0%         47,512      48,938      50,406      51,918      53,476      55,080
 Management                                    5.0%         59,390      61,172      63,007      64,897      66,844      68,850
 Furniture, Fixtures & Equipment Reserves      3.0%         35,364      36,703      37,804      38,938      40,107      41,310
 Franchise & Marketing                         8.0%         95,025      97,875     100,812     103,836     106,951     110,160
 Utilities                                     3.8%         45,137      46,491      47,886      49,322      50,802      52,326
 Property Operations & Maintenance             3.5%         41,573      42,820      44,105      45,428      46,791      48,195
 Miscellaneous                                 0.2%          2,376       2,447       2,520       2,596       2,674       2,754
                                        ----------------------------------------------------------------------------------------
Total Undistributed Expenses                  27.3%       $326,647    $336,446    $346,540    $356,936    $367,644    $378,673

Total Expenses Before Fixed Charges           46.1%       $549,362    $565,843    $582,818    $608,302    $618,312    $636,861
Income Before Fixed Charges                   53.9%       $638,446    $657,599    $677,327    $697,647    $718,576    $740,134

Fixed Charges
 Property Tax & License                        2.3%         27,000      27,810      28,644      29,504      30,389      31,300
 Insurance                                    0.50%          5,939       6,117       6,301       6,490       6,684       6,885
Buildings Reserve for Replacement              2.0%         23,756      24,469      25,203      25,959      26,738      27,540
                                        ----------------------------------------------------------------------------------------
Total Fixed Charges                            4.8%        $56,695     $58,396     $60,148     $61,952     $63,811     $65,725

NET OPERATING INCOME
Present Value of Income Stream                             514,824     469,264     427,736     389,883     355,380     323,931
 Discounted at                               13.00%
Total Present Value of Income Stream                                $3,514,343

------------------------------------------------------------------------------------------------------
                                                 7           8           9          10          11
Fiscal Year (12 To 11/30)                      2003        2004        2005        2006        2007
======================================================================================================
Room Nights Available                         22,630      22,630      22,630      22,630      22,630
Number of Occupied Rooms                      14,710      14,710      14,710      14,710      14,710
Occupancy Rate                                65.00%      65.00%      65.00%      65.00%      65.00%
Average Room Rate                             $89.95      $92.24      $95.01      $97.86     $100.79
------------------------------------------------------------------------------------------------------

REVENUES
Room Rentals                              $1,317,293  $1,356,812  $1,397,517  $1,439,442  $1,482,625
Telephone                                     23,711      24,423      25,155      25,910      26,687
Restaurant Revenue                            68,079      70,121      72,225      74,391      76,623
Other Income                                   9,221       9,498       9,783      10,076      10,378
                                        --------------------------------------------------------------
Total Revenue                             $1,418,304  $1,460,853  $1,504,679  $1,549,819  $1,596,314

EXPENSES
Departmental Expenses
 Rooms ($/room/year)                         251,706    259,257      267,035     275,046     283,298
 Telephone (% of Departmetnal Income          14,227     14,654       15,093      15,546      16,012
                                        ------------------------------------------------------------
                                            $265,933    $273,911    $282,128    $290,592    $299,310
Undistributed Operating Expenses
 Administrative & General                     56,732      58,434      60,187      61,993      63,853
 Management                                   70,915      73,034      75,234      77,491      79,816
 Furniture, Fixtures & Equipment Reserves     42,549      43,826      45,140      46,495      47,889
 Franchise & Marketing                       113,464     116,868     120,374     123,986     127,705
 Utilities                                    53,896      55,512      57,178      58,893      60,660
 Property Operations & Maintenance            49,641      51,130      52,664      54,244      55,871
 Miscellaneous                                 2,837       2,922       3,009       3,100       3,193
                                        ------------------------------------------------------------
Total Undistributed Expenses                $390,034    $401,735    $413,787     $426,200   $438,986

Total Expenses Before Fixed Charges         $655,957    $675,646    $695,915     $716,793   $738,296
Income Before Fixed Charges                 $762,338    $785,208    $808,764     $833,027   $858,018

Fixed Charges
 Property Tax & License                       32,239      33,207      34,203       35,229     36,286
 Insurance                                     7,092       7,304       7,523        7,749      7,982
Buildings Reserve for Replacement             28,366      29,217      30,094       30,996     31,926
                                        ------------------------------------------------------------
Total Fixed Charges                          $67,697     $69,728     $71,820      $73,974    $76,194

NET OPERATING INCOME                        $694,641    $715,480    $736,944     $759,053   $781,824
Present Value of Income Stream               295,264     269,135     245,318      223,608
 Discounted at
Total Present Value of Income Stream


REVERSION ANALYSIS
------------------------------------
 Eleventh Year Income                                   $781,824
 Reversion Capitalized @                                  12.00%
 Reversion                                            $6,515,201
 Less Sales Expense                                         5.0%
 Net Reversion                                         6,189,441
 Discount rate                                            13.00%

                                                       $1,823,337
                                                       ----------

TOTAL PRESENT VALUE                                    $5,337,680

Concluded Value via Income Approach                    $5,300,000  $85,484 /Room
                                                       ==========

                    DIRECT CAPITALIZATION
               ********************************
               Net Operating Income  $  581,751
                  (1997)
               Overall Rate              11.00%
                                     ----------

               Indicated Value       $5,288,642

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                          RECONCILIATION AND CONCLUSION

         Cost Approach                                  $4,740,000
         Market Approach                                $5,000,000
         Income Approach                                $5,300,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.

----------------------------------
James Ratkovich & Associates, Inc.                                           107

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $5,300,000
                                   ==========

                      (Including Value of FF&E - $217,000)

----------------------------------
James Ratkovich & Associates, Inc.                                           108

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

We have made a personal inspection of the property that is the subject of this report, unless specifically stated otherwise.

In addition to the undersigned Mr. Herald Haskell, MAI performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.

/S/ M. Hammad

M. Hammad, MAI
Certified General Appraiser
CA No. AG002849
OR No. TNR0314

----------------------------------
James Ratkovich & Associates, Inc.                                           109

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                           STATEMENT OF QUALIFICATIONS
                                  M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

    MAI, Member Appraisal Institute #10,868
    GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

    Certified General Appraiser, California
    #AG002849, Expires 2/1/97
    Real Estate Broker, State of California

PROFESSIONAL HISTORY

HAMMAD & ASSOCIATES, INC.  Studio City, CA                   1988 to Present
President
    Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                          1986 to 1988
Director of Real Estate Valuation
    Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA              1985 to 1986
Assistant Vice President
    Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                         1984 to 1985
Associate Appraiser
    Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.

----------------------------------
James Ratkovich & Associates, Inc.                                           110

                        QUALIFICATIONS OF THE APPRAISER

                              HERALD S. HASKELL, MAI

Herald S. Haskell is an independent real estate appraiser/analyst with offices located in Salem, Oregon. He began his real estate appraisal career with American Federal Savings, in 1973, where he last held the position of Chief Appraiser. During his twelve year tenure with this Salem, Oregon firm, he supervised appraisal department personnel and operations, reviewed appraisals from staff and outside appraisers, analyzed secondary market loan security, appraised various types of real estate, and analyzed feasibility of major investments. He accepted the position of Vice President and Assistant Manager of the Los Angeles office of BA Appraisals Inc., in January, 1986. BA Appraisals, Inc., a subsidiary of BankAmerica Company, was purchased by Arthur D. Little Valuation, Inc., in September, 1986. In March, 1987, he opened an independent real estate appraisal office in Monrovia, California, prior to moving back to Salem, Oregon.

During the course of his real estate career, he has appraised various types of residential and income producing properties throughout the United States, primarily the Western Region. Mr. Haskell has instructed Real Estate Principles and Real Estate Appraisal courses at Chemeketa Community College, as well as, SREA Chapter sponsored seminars and workshops.

PROFESSIONAL AFFILIATIONS AND MEMBERSHIPS

The Appraisal Institute,
     MAI (Member, Appraisal Institute) Certificate No. 6118, 1980
     SRPA (Senior Real Property Appraiser) 1978
President, SREA Chapter 85, 1980-81
Delegate, Young Advisory Council, Society of Real Estate Appraisers
Certified Real Estate Appraiser - Oregon (No. COOOOlO) Current license expires 8/31/97

APPRAISAL ASSIGNMENTS

Mr. Haskell has a wide variety of appraisal experience. This experience and expertise is primarily in the residential, commercial and industrial areas, as well as special purpose properties. He has appraised numerous complex properties in these categories for financing, condemnation and various other purposes. He has obtained significant experience over the past decade in appraising hotels and motels. These properties have ranged in size from small local motels to destination resorts, with ownership ranging from local operators to large regional and national franchises. The larger destination resort-type facilities have been valued in multiple millions of dollars. Mr. Haskell's appraisals have been utilized for underwriting conventional loans, issuing development bonds, offer and sale negotiations, listing property for sale, just compensation, and various other purposes. He has qualified as an expert witness in Oregon courts. A partial list of property types in which he is experienced in appraising is located on the following page.

Mr. Haskell is experienced in appraising/consulting and preparing reports on the following:

Residential                                                       Hotels/Motels
Apartments                                                    Postal Facilities
Condominiums                                                Leasehold Interests
Subdivisions                                                  Retail Facilities
Mobile Home Parks                                              Office Buildings
Industrial                                                          Vacant Land
Golf Courses                                                   Shopping Centers
Special Purpose Properties                                             Churches
Feasibility Studies                               Highest and Best Use Analyses
Restaurants                                                      Market Studies


PARTIAL LIST OF CLIENTS

First Interstate Mortgage           Resolution Trust Corporation
First Interstate Bank               U.S. Bancorp Mortgage Corp.
Key Bank of Oregon                  The Bank of Newport
First Security Bank                 The Commercial Bank
Washington Mutual Savings           KeyCorp Mortgage
Federal Deposit Insurance Corp.     State of Oregon
Bank of Salem                       Pioneer Trust Bank
Centennial Bank                     1st Federal Savings of McMinnville
Western Bank                        Evergreen International Aviation
Douglas National Bank               Citizens Valley Bank
West Coast Bancorp                  West Coast Trust
Bank of America                     West One Bank
The Bank of Tokyo, Ltd.             Citizens Bank
Valley Community Hospital           Various individuals

Mr. Haskell's client base centers around real estate lending institutions. While he is experienced in condemnation work for governmental agencies, market value estimates for individuals and local governments, as well as providing reports and testimony for attorney's and courts, his primary clients are lenders. His more than twelve years experience as an employee of lending institutions has provided him with a solid understanding of federal regulations, underwriting requirements and other considerations. He has been a regular consultant at the board level regarding property values. He maintains a knowledge of current regulations and requirements set forth by federal regulators.

EDUCATION

The following is a partial listing of Mr. Haskell's education history. After service in the U.S. Army, with tours in Germany and Viet Nam, Mr. Haskell attended college, receiving G.I. Bill benefits, while providing for and raising a young family. He maintained a 4.0 GPA while studying for the A.S. degree in Real Estate. Upon completion of this program he entered the professional designation programs of the Society of Real Estate Appraisers and the American Institute of Real Estate Appraisers. He met the college degree requirements of the Appraisal Institute by taking additional course work, passing exams and review by the Education Committee.

Education has been on-going throughout his appraisal career. The following is a partial list of coursework and education programs completed:

     - Associate in Science, Real Estate Technology, Chemeketa Community College Salem, Oregon

     - Course 101, Society of Real Estate Appraisers, "Introduction To Real Property Valuation".

     - Course 201, Society of Real Estate Appraisers, "Appraising Income Property".

     - Course VIII, American Institute of Real Estate Appraisers, "Appraising Residential Property"

     - Course IX, American Institute of Real Estate Appraisers, "Appraisal Administration and Review".

     - Course II, American Institute of Real Estate Appraisers, "Case Studies in Urban Property".

     - "Real Estate Investment Analysis" American Institute of Real Estate Appraisers.

     - "Standards of Professional Practice" American Institute of Real Estate Appraisers.

     - "FHLBB Memo R41(c) Seminar" Society of Real Estate Appraisers.

     - "Advanced Lotus 1-2-3 Workshop" American Institute of Real Estate Appraisers.

     - "Retail Property Seminar" American Institute of Real Estate Appraisers.

     - "UCIR Form Report Seminar" American Institute of Real Estate Appraisers.

     - "Subdivision Analysis" Society of Real Estate Appraisers.

     - "Highest and Best Use-Feasibility Analysis For Non-Residential Properties" American Institute of Real Estate Appraisers.

     - "Appraisal Review" Society of Real Estate Appraisers.

     - "Fair Lending and the Appraiser" The Appraisal Institute, December, 1993

     - "Legal Liability of Appraisers" Portland Community College, November,
     1993

     - "Understanding Limited Appraisals and Reporting Options" The Appraisal Institute, July, 1994

     - "Uniform Standards of Professional Appraisal Practice, Parts A & B" American Institute of Real Estate Appraisers April, 1991; Part A - April, 1995.

     - Various seminars, workshops and courses on an on-going basis. Mr Haskell is currently certified through the continuing education program of the Appraisal Institute.

1609 East Harbor Drive, Warrenton, OR
-------------------------------------

                                    ADDENDA

----------------------------------
James Ratkovich & Associates, Inc.

     THIS INDENTURE OF LEASE, made and entered into this 24th day of
April 1990, by and between Mark S. Hemstreet - Shilo Inn
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
hereinafter called the lessor, and Warrenton Restaurant Corporation
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------, hereinafter called the lessee,

     WITNESSETH: In consideration of the covenants, agreements and stipulations herein contained on the part of the lessee to be paid, kept and faithfully performed, the lessor does hereby lease, demise and let unto the said lessee those certain premises, as is, situated in the City of Warrenton, County of Clatsop and State of Oregon, known and described as follows:

     Restaurant, lounge, kitchen, banquet, office areas, meeting rooms, room service to guest rooms, fixed equipment, large equipment located at Shilo Inn - 1605 E. Harbordrive - Warrenton, Oregon 97146.

     To Have and to Hold the said described premises unto the said lessee for a period of time commencing with the 1st day of July, l990, and ending at
midnight on the 30th day of June 2000, at and for a rental of         .

See Exhibit "A" attached hereto and incorporated herein.

     In consideration of the leasing of said premises and of the mutual agreements herein contained, each party hereto does hereby expressly covenant and agree to and with the other, as follows:

LESSER'S     (1) The lessee accepts said letting and agrees to pay to the
ACCEPTANCE   order of the lessor the rentals above stated for the full term of
OF LEASE     this lease, in advance, at the times and in the manner aforesaid.

USE OF        (2a) The lessee shall use said demised premises during the term
PREMISES      of this lease for the conduct of the following business:

     Restaurant, lounge, kitchen, banquet, office areas, meeting rooms, room service to guest rooms, fixed equipment, large equipment located at Shilo Inn and for no other purpose whatsoever without lessor's written consent.

     (2b) The lessee will not make any unlawful, improper or offensive use of said premises; he will not suffer any strip or waste thereof; he will not permit any objectionable noise or order to escape or to be emitted from said premises or do anything or permit anything to be done upon or about said premises in any way tending to create a nuisance; he will not sell or permit to be sold any spiritous, vinous or malt liquors on said premises, excepting such as lessee may be licensed by law to sell and as may be herein expressly permitted; nor will he sell or permit to be sold any controlled substance on or about said premises.

     (2c) The lessee will not allow the leased premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; he shall not install any power machinery on said premises except under the supervision and with written consent of the lessor; he shall not store gasoline or other highly combustible materials on said premises at any time; he will not use said premises in such a way or for such a purpose that the fire insurance rate on the building in which said premises are located is thereby increased or that would prevent the lessor from taking advantage of any rulings of any agency of the state in which said leased premises are situated or its successors, which would allow the lessor to obtain reduced premium rates for long term fire insurance policies.

     (2d) Lessee shall comply at lessee's own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of said leased premises.

     (2e) The lessee shall regularly occupy and use the demised premises for the conduct of lessee's business, and shall not abandon or vacate the premises for more than ten days without written approval of lessor.

UTILITIES      (3) The lessee shall pay for all heat, light, water, power, and other services or utilities used in the above demised premises during the term of this lease.

REPAIRS AND    (4a) The lessor shall not be required to make any repairs,
IMPROVEMENTS   alterations, additions or improvements to or upon said premises during the term of this lease, except only those hereinafter specifically provided for; the lessee hereby agrees to maintain and keep said leased premises including all interior and exterior doors, heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in good order and repair during the entire term of this lease at lessee's own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of said premises with glass of as good or better quality as that now in use; lessee further agrees that he will make no alterations, additions or improvements to or upon said premises without the written consent of the lessor first being obtained.

     (4b) The lessor agrees to maintain in good order and repair during the term of this lease the exterior walls, roof, gutters, downspouts and foundations of the building in which the demised premises are situated and the sidewalks thereabouts.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
It is understood and agreed that the lessor reserves and at any and all times shall have the right to alter, repair or improve the building of which said demised premises are a part, or to add thereto and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the demised premises and lessor and lessor's representatives, contractors and workmen for that purpose may enter in or about the said demised premises with such materials as lessor may deem necessary therefor, and lessee waives any claim to damages, including loss of business resulting therefrom.

LESSOR'S (5) It shall be lawful for the lessor, his agents and representatives, RIGHT OF at any reasonable time to enter into or upon said demised premises for
ENTRY the purpose of examining into the condition thereof, or any other lawful purpose.

RIGHT OF       (6) The lessee will not assign, transfer, pledge, hypothecate,
ASSIGNMENT     surrender or dispose of this lease, or any interest herein, sub-
               let, or permit any other person or persons whomsoever to occupy the demised premises without the written consent of the lessor being first obtained in writing; this lease is personal to said lessee; lessee's interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the lessee, or in any other manner, except as aboved mentioned. See Exhibit "A" for additional terms.

LIENS (7) The lessee will not permit any lien of any kind, type or description to be placed or imposed upon the building in which said leased premises are situated, or any part thereof, or the real estate on which it stands.

ICE, SNOW,     (8) If the premises herein leased are located at street level,
DEBRIS         then at all times lessee shall keep the sidewalks in front of the demised premises free and clear of ice, snow, rubbish, debris and obstruction; and if the lessee occupies the entire building, he will not permit rubbish, debris, ice or snow to accumulate on the roof of said building so as to stop up or obstruct gutters or downspouts or cause damage to said roof, and will save harmless and protect the lessor against any injury whether to lessor or to lessor's property or to any other person or property caused by his failure in that regard.

OVERLOADING    (9) The lessee will not overload the floors of said premises in
OF FLOORS      such a way as to cause any undue or serious stress or strain upon the building in which said demised premises are located, or any part thereof, and the lessor shall have the right, at any time, to call upon any competent engineer or architect whom the lessor may choose, to decide whether or not the floors of said premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on said building, or any part thereof, and the decision of said engineer or architect shall be final and binding upon the lessee; and in the event that the engineer or architect so called upon shall decide that in his opinion the stress or strain is such as to endanger or injure said building, or any part thereof, then and in that event the lessee agrees immediately to relieve said stress or strain either by reinforcing the building or by lightening the load which causes such stress or strain in a manner satisfactory to the lessor.

ADVERTISING   (10) The lessee will not use the outside walls of said premises,
SIGNS         or allow signs or devices of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of the lessee or for any purpose whatsoever without the written consent of the lessor; however, the lessee may make use of the windows of said leased premises to display lessee's name and business when the workmanship of such signs shall be of good quality and permanent nature; provided further that the lessee may not suspend or place within said windows or paint thereon any banners, signs, sign-boards or other devices in violation of the intent and meaning of this section.

LIABILITY     (11) The lessee further agrees at all times during the term
INSURANCE     hereof, at his own expense, to maintain, keep in effect, furnish and deliver to the lessor liability insurance policies in form and with an insurer satisfactory to the lessor, insuring both the lessor and the lessee against all liability for damages to person or property in or about said leased premises; the amount of said liability insurance shall not be less than $100,00.00 for injury to one person, $300,000.00 for injuries arising out of any one accident and not less than $100,000.00 for property damage. Lessee agrees to and shall indemnify

See Exhibit "A" for additional coverage.

and hold lessor harmless against any and all claims and demands arising from the negligence of the lessee, his officers, agents, invitees and/or employees, as well as those arising from lessee's failure to comply with any covenant of this lease on his part to be performed, and shall at his own expense defend the lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against lessor in any such suit or action.

FIXTURES (12) All partitions, plumbing, electrical wiring, additions to or improvements upon said leased premises, whether installed by the lessor or lessee, shall be and become a part of the building as soon as installed and the property of the lessor unless otherwise herein provided.

LIGHT      (13) This lease does not grant any rights of access to light and air
AND AIR    over the property.

DAMAGE BY (14) In the event of the destruction of the building in which said CASUALTY, leased premises are located by fire or other casualty, either party
FIRE AND   hereto may terminate this lease as of the date of said fire or
DUTY TO    casualty, provided, however, that in the event of damage to said
REPAIR building by fire or other casualty to the extent of 50 per cent or more of the sound value of said building, the lessor may or may not elect to repair said building; written notice of lessor's said election shall be given lessee within fifteen days after the occurrence of said damage; if said notice is not so given, lessor conclusively shall be deemed to have elected not to repair; in the event lessor elects not to repair said building, then and in that event this lease shall terminate with the date of said damage; but if the building in which said leased premises are located be but partially destroyed and the damage so occasioned shall not amount to the extent indicated above, or if greater than said extent and lessor elects to repair, as aforesaid, then the lessor shall repair said building with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of the lessee, all or any part of said building in order to make the necessary repairs, and the lessee hereby agrees to vacate upon request, all or any part of said building which the lessor may require for the purpose of making necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of said leased premises by said lessee shall warrant; however, if the premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the premises by said lessee, then there shall be no abatement of rent and the lessor shall repair said damage with all convenient speed.

WAIVER OF      (15) Neither the lessor nor the lessee shall be liable to the
SUBROGATION    other for loss arising out of damage to or destruction of the
RIGHTS         leased premises, or the building or improvement of which the leased premises are a part or with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either lessor or lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the lessor and the lessee that the rentals reserved by this lease have been fixed in contemplation that each party shall fully provide his own insurance protection at his own expense, and that each party shall look to his respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the lessor nor the lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

EMINENT (16) In case of the condemnation or purchase of all or any substantial DOMAIN part of the said demised premises by any public or private corporation with the power of condemnation this lease may be terminated, effective on the date possession is taken, by either party hereto on written notice to the other and in that case the lessee shall not be liable for any rent after the termination date. Lessee shall not be entitled to and hereby expressly waives any right to any part of the condemnation award or purchase price.

FOR SALE  (17) During period of the 60 days prior to the date above fixed for
AND       the termination of said lease, the lessor herein may post on said
FOR RENT  premises or in the windows thereof signs of moderate size notifying
SIGNS     the public that the premises are "for sale" or "for lease."

DELIVERING UP (18) At the expiration of said term or upon any sooner
PREMISES ON   termination thereof, the lessee will quit and deliver up said
TERMINATION   leased premises and all future erections or additions to or upon the same, broom-clean, to the lessor or those having lessor's estate in the premises, peaceably, quietly, and in as good order and condition, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements alone excepted, as the same are now in or hereafter may be put in by the lessor.

ADDITIONAL   (19) See Exhibit "A" attached hereto and incorporated herein for
COVENANTS    additional terms and conditions.
OR
EXCEPTIONS

ATTACHMENT     PROVIDED, ALWAYS, and these presents are upon these conditions,
BANKRUPT       that (1) if the lessee shall be in arrears in the payment of said
DEFAULT        rent for a period of ten days after the same becomes due, or (2)
               if the lessee shall fail or neglect to do, keep, perform or observe any of the covenants and agreements contained herein on lessee's part to be done, kept, performed and observed and such default shall continue for ten days or more after written notice of such failure or neglect shall be given to lessee, or (3) if the lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of lessee's property shall be made for the benefit of creditors, or (5) if on the expiration of this lease lessee fails to surrender possession of said leased premises, then and in either or any of said cases or events, the lessor or those having lessor's estate in the premises, may terminate this lease and, lawfully, at his or their option immediately or at any time thereafter, without demand or notice, may enter into and upon said demised premises and every part thereof and repossess the same as of lessor's former estate, and expel said lessee and those claiming by, through and under lessee and remove lessee's effects at lessee's expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant. ALSO, See Exhibit "A"

       Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the premises shall deprive lessor of any other action, right, or remedy against lessee for possession, rent or damages, nor shall any omission by lessor to enforce any forfeiture, right or remedy to which lessor may be entitled be deemed a waiver by lessor of the right to enforce the performance of all terms and conditions of this lease by lessee.

      In the event of any re-entry by lessor, lessor may lease or relet the premises in whole or in part to any tenant or tenants who may be satisfactory to lessor, for any duration, and for the best rent, terms and conditions as lessor may reasonably obtain. Lessor shall apply the rent received from any new tenant first to the cost of retaking and reletting the premises, including remodeling required to obtain any new tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which lessor may be entitled hereunder.

       Any property which lessee leaves on the premises after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by landlord, shall be deemed to have been abandoned, and lessor may remove and sell said property at public or private sale as lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of said sale shall be applied toward the expenses of landlord and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the lessee.

HOLDING        In the event the lessee for any reason shall hold over after the
OVER           expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy from month to month which may be terminated at will at any time by the lessor.

ATTORNEY       In case suit or action is instituted to enforce compliance with
FEES AND       any of the terms, covenants or conditions of this lease, or to
COURT COSTS    collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay such sum as the trial court may adjudge reasonable as attorney's fees to be allowed the prevailing party in such suit or action and in the event any appeal is taken from any judgment or decree in such suit or action, the losing party agrees to pay such further sum as the appellate court shall adjudge reasonable as prevailing party's attorney's fees on such appeal. The lessee agrees to pay and discharge all lessor's costs and expenses, including lessor's reasonable attorney's fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is instituted.

WAIVER Any waiver by the lessor of any breach of any covenant herein contained to be kept and performed by the lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

NOTICES Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing contained in a sealed envelope, deposited in the U. S. Registered Mails with postage fully prepaid, and if intended for the lessor herein then if addressed to said lessor at 11600 S.W. Barnes Road, Portland, Oregon 97225 and if intended for the lessee, then if addressed to the lessee at 1605 E. Harbordrive - Warrenton, Oregon 97146. Any such notice shall be deemed conclusively to have been delivered to the addressee thereof forty-eight hours after the deposit thereof in said U.S. Registered Mails.

HEIRS AND      All rights, remedies and liabilities herein given to or imposed
ASSIGNS        upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, executors, administrators, successors and, so far as this lease is assignable by the term hereof, to the assigns of such parties.

     In construing this lease, it is understood that the lessor or the lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, the masculine, the feminine and the neuter, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

     IN WITNESS WHEREOF, the respective parties have executed this instrument in duplicate on this, the day and year first hereinabove written, any corporation signature being by authority of its Board of Directors.

LESSOR:                                 LESEE:

/s/ Mark S. Hemstreet
Mark S. Hemstreet, President            WARRENTON RESTAURANT CORPORATION
                                        /s/ Mark S. Hemstreet
                                        By: Mark S. Hemstreet, President

A. RENTAL:

     1. Lessee agrees to pay to Lessor during the entire term of this lease, without deductions or offsets, at the offices of Lessor, or Lessor's agent, as rent for the Premises, a monthly rental, which shall be due on the first day of each month and shall be delinquent if not paid by the tenth (10th) day of each month, in the following amounts:

          1.1 First (1st) through 120 (120th) months during the term hereof, minimum monthly rental of Eight Thousand Dollars ($8,000.00), plus percentage rent of an amount equal to six percent (6%) of Lessee's annual gross sales (as hereinafter defined), less the amount paid or credited as minimum rent.

     2. Lessee agrees to pay all personal property taxes attributable to Lessee and hold Lessor harmless thereon. Lessee agrees to pay Lessee's pro rata share of the demised Premises. Lessee's pro rata share of the real property taxes is twenty-five percent (25%) thereof.

     3. Lessee agrees to pay all charges for heat, light, power, water, sewage and other services or utilities used by Lessee in the Premises and not separately metered.

     4. Gross sales shall be determined and reported as follows:

          4.1 The term "gross sales" as used herein shall be construed to include the entire amount of the actual sales receipts, whether for cash, credit or otherwise, of all consumable products, including alcoholic beverages, food, snacks, tobacco products, sundries, goods and services incidental thereto, to be sold on or from the leased Premises, whether consumed on the leased Premises, Lessor's premises, or elsewhere. There shall be excluded from gross sales the amount added to, or included in, the sale price or charges on account of any gross sales or use taxes now or hereafter imposed upon or in respect to, the sale of any such merchandise or services, by any governmental body, and collected by Lessee merely as the collection agent for said governmental body.

          4.2 Lessee shall keep proper books of account and other records pertaining to all sales of merchandise and service and all other revenue derived from the business conducted by Lessee, at, in, from or upon the leased Premises, during each day of the term hereof. The books and records shall be kept in the Premises or at

Exhibit "A" - Page 1
the corporate offices of Lessee, and made accessible to Lessor who may inspect all such books and records, and copies of Lessee's federal and state income tax returns for relevant years at all reasonable times to verify Lessee's gross receipts. Lessee shall preserve for at least twelve (12) months after the expiration of each calendar year all sales slips and other pertinent original records.

          4.3 Lessee shall submit to Lessor on or before the twentieth (20th) day of each month, at the place where the minimum monthly rental is then payable, a complete written statement signed by an authorized representative of Lessee showing in all reasonable detail the amount of gross sales (as defined herein) made from the leased Premises during the preceding month. The additional sum over the minimum monthly rental (as identified in paragraph 1 above) owing for percentage shall be due on the thirtieth (30th) day of the month following the month for which the percentage rent is calculated, and shall be delinquent if not paid by the thirtieth (30th) day of such month.

B. CONTINGENCIES: The lease is conditioned upon Lessee maintaining in full force and effect during the term of this lease and any extensions thereof a liquor license through the Oregon Liquor Control Commission for the restaurant operation located on the demised Premises. Lessee's failure to maintain a valid and existing liquor license for the restaurant operation shall constitute a material breach and default under the terms of this lease and the remedies herein provide for default shall also be applicable.

C. ASSIGNMENT: Lessee shall not, directly or indirectly, sell, assign, encumber, pledge, transfer or hypothecate (collectively "Assignment") all or any part of the Premises or Lessee's leasehold estate hereunder, or sublet the Premises or any portion thereof or permit their occupation by anyone other than Lessee without Lessor's prior written consent, which consent may be arbitrarily withheld. Lessor must be able to control the identity of the tenant in the restaurant in view of the fact that the restaurant is incorporated into the building on which the leased Premises is a portion thereof.

D. INSURANCE: In addition to the casualty and liability insurance requirements as contained in paragraph (11) of the lease, Lessee shall carry liquor liability insurance covering insuring Lessor and Lessee in an amount of not less than $500,000.00, if economically obtainable in an amount satisfactory to both parties.

Exhibit "A" - Page 2

SHILO INN WARRENTON, OREGON (62 suites)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 6-31-96 (actual)


                                   1991               1992                1993                  1994                 1995
REVENUE                          (actual)    %      (actual)      %     (actual)      %       (actual)      %      (actual)      %

Guest Room                      $866,576   89.4%    $940,494   91.8%   $1,025,435    92.9%   $1,029,966   93.0%   $1,061,438   93.3%
Restaurant Rent                   66,338    6.8%      50,996    5.0%       49,555     4.5%       48,792    4.4%       48,452    4.3%
Telephone                         26,670    2.7%      24,490    2.4%       21.904     2.0%       21,170    1.9%       19,360    1.7%
Meeting/Banquet Room                   0    0.0%           0    0.0%            0     0.0%            0    0.0%            0    0.0%
Fax                                3,243    0.3%       1,409    0.1%          564     0.1%          461    0.0%          554    0.0%
Valet                                  8    0.0%         248    0.0%          246     0.0%          393    0.2%          358    0.0%
Video                              2,306    0.2%       2,480    0.2%        1,876     0.2%        2,265    0.2%        2,544    0.2%
Sports and Athletics                   0    0.0%           0    0.0%            0     0.0%            0    0.0%            0    0.0%
Lending Machines                     596    0.1%         568    0.1%          544     0.0%          763    0.1%          622    0.1%
Guest Laundry/Soap                 1,298    0.1%       1,488    0.1%        1,363     0.1%        1,202    0.1%        1,498    0.1%
Miscellaneous                      2,743    0.3%       1,805    0.2%        2,745     0.2%        2,719    0.2%        2,707    0.2%
                                ----------------    ----------------   -------------------   ------------------   ------------------
     TOTAL REVENUE               969,187  100.0%    1,023,978 100.0%    1,104,232   100.0%    1,107,731  100.0%    1,137,533  100.0%
                                ----------------    ----------------   -------------------   ------------------   ------------------

OPERATING EXPENSE
 PAYROLL & RELATED EXPENSES
   Managers                      23,950    2.5%       27,500   2.7%        23,520     2.1%       28.291   1.9%        32,423    2.9%
   Front Door                    22,435    2.3%       24,149   2.4%        26,187     2.4%       27,934   2.5%        29,665    2.6%
   Bookkeeper/Auditor            19,073    2.0%       18,956   1.9%        19,958     1.8%       20,895   1.9%        21,161    1.9%
   Head Housekeeper               9,482    1.0%        7,095   0.7%         9,379     0.8%        7,818   0.7%         8,627    0.8%
   Housekeeper - Rooms           31,902    3.3%       32,028   3.1%        35,285     3.2%       33,893   3.1%        34,385    3.0%
   Housekeeper - Other            1,750    0.2%        1,691   0.2%         2,605     0.2%        3,709   0.3%         4,371    0.4%
   Laundry                        6,664    0.7%        7,790   0.8%         8,924     0.8%        8,606   0.8%         8,624    0.8%
   Guest Services                     0    0.0%          291   0.0%         2,941     0.3%        3,176   0.3%         3,367    0.3%
   Sales & Marketing                  0    0.0%            0   0.0%             0     0.0%            0   0.0%             0    0.0%
   Security                           0    0.0%            0   0.0%             0     0.0%            0   0.0%             0    0.0%
   Maintenance                   10,495    1.1%        7,723   0.8%         7,419     0.7%        8,250   0.7%         6,172    0.5%
   Ground Maintenance                65    0.0%        1,266   0.1%         1,853     0.2%        2,235   0.2%         2,059    0.2%
   Windows/Carpets                    0    0.0%           48   0.0%           593     0.1%        1,060   0.2%           465    0.0%
   Bonuses                            0    0.0%            0   0.0%           200     0.0%        2,700   0.2%           234    0.0%
   Payroll Taxes                 22,933    2.4%       21,216   2.1%        14,393     1.3%       13,573   1.3%        14,708    1.3%
   Worker's Comp                      0    0.0%            0   0.0%             0     0.0%        8,516   0.8%         8,206    0.7%
   Worker's Comp Claims               0    0.0%            0   0.0%             0     0.0%          118   0.0%           340    0.0%
   Health Insurance               7,490    0.8%       11,963   1.2%        10,832     1.0%       15,547   1.4%        15,783    1.4%
   Medical                            0    0.0%            0   0.0%            89     0.0%        1,638   0.1%         1,487    0.1%
   Uniforms                         141    0.0%          177   0.0%           340     0.0%          164   0.0%           145    0.0%
   Other                            526    0.0%        3,366   0.3%           251     0.0%          405   0.0%           508    0.0%
                                ----------------    ----------------   -------------------   ------------------   ------------------
     TOTAL PAYROLL              156,906   16.2%      165,259  16.1%       164,769    14.9%      188,528  17.0%       192,730   16.9%

                                      For The
                                  12 Months Ended
                                      8-31-96
REVENUE                              (actual)    %

Guest Room                        $1,054,535   93.3%
Restaurant Rent                       48,647    4.3%
Telephone                             18,681    1.7%
Meeting/Banquet Room                       0    0.0%
Fax                                      601    0.1%
Valet                                    112    0.0%
Video                                  2,825    0.2%
Sports and Athletics                       0    0.0%
Vending Machines                         902    0.1%
Guest Laundry/Snap                     1,414    0.1%
Miscellaneous                          2,324    0.2%
                                  ------------------
     TOTAL REVENUE                 1,130,041  100.0%
                                  ------------------

OPERATING EXPENSE
 PAYROLL & RELATED EXPENSES
   Managers                           33,125    2.9%
   Front Door                         30,964    2.7%
   Bookkeeper/Auditor                 22,574    2.0%
   Head Housekeeper                    8,774    0.8%
   Housekeeper - Rooms                35,345    3.1%
   Housekeeper - Other                 4,121    0.4%
   Laundry                             8,563    0.8%
   Guest Services                      3,461    0.3%
   Sales & Marketing                       0    0.0%
   Security                                0    0.0%
   Maintenance                         6,522    0.6%
   Ground Maintenance                  2,312    0.2%
   Windows/Carpets                       566    0.0%
   Bonuses                               400    0.0%
   Payroll Taxes                      14,362    1.3%
   Worker's Comp                       8,109    0.7%
   Worker's Comp Claims                  211    0.0%
   Health Insurance                   15,637    1.4%
   Medical                             1,263    0.1%
   Uniforms                              184    0.0%
   Other                                 438    0.0%
                                  ------------------
     TOTAL PAYROLL                   196,931   17.4%

SHILO - INN WARRENTON, OREGON (62 suites)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)


                                   1991               1992                1993                  1994                 1995
REVENUE                          (actual)    %      (actual)      %     (actual)      %       (actual)      %      (actual)      %
UTILITIES
 Electricity                      21,147    2.2%      19,515    1.9%       20,254     1.8%       20,099    1.8%       19,736    1.7%
 Gas                              10,489    1.1%       9,789    1.0%       12,051     1.1%       12,877    1.2%       11,043    1.0%
 Telephone                        15,495    1.6%      13,613    1.3%       11,384     1.0%       11,498    1.0%       11,561    1.0%
 Water                             1,300    0.1%       1,349    0.1%        1,893     0.2%        2,686    0.2%        2,551    0.2%
 Garbage                           6,505    0.7%       6,867    0.7%        6,720     0.6%        6,720    0.6%        6,720    0.6%
 Sewer                             2,379    0.2%       2,411    0.2%        2,599     0.2%        3,657    0.3%        3,586    0.3%

     TOTAL UTILITIES              57,315    5.9%      53,544    5.2%       54,901     5.0%       57,537    5.2%       55,197    4.9%
                                ----------------    ----------------   -------------------   ------------------   ------------------

ADVERTISING
   Advertsing                         0    0.0%            0   0.0%             0     0.0%           67   0.0%             0    0.0%
   Airport Advertising                0    0.0%            0   0.0%             0     0.0%            0   0.0%             0    0.0%
   Billboards                     3,290    0.3%        5,032   0.5%         4,790     0.4%        4,770   0.4%         2,939    0.3%
   Highway Logos                  1,279    0.1%        1,301   0.1%         1,690     0.2%        5,572   0,5%         2.793    0.2%
   Radio Media                        0    0.0%            0   0.0%             0     0.0%            0   0.0%             0    0.0%
   Radio Tradeouts                3,269    0.3%        1,711   0.2%         2,755     0.2%        3,986   0.4%         5,164    0.4%
   TV Media                           0    0.0%            0   0.0%             0     0.0%            0   0.0%             0    0.0%
   TV Tradeouts                   1,295    0.1%        1,098   0.1%         1,350     0.1%        1,971   0.2%         1,546    0.1%
   Brochures/Postcards            3,707    0.4%          754   0.1%           737     0.1%        4,160   0.4%         3,220    0.3%
   Brochures/Tradeout                 0    0.0%            0   0.0%             0     0.0%            0   0.0%             0    0.0%
   Yellow Pages                   2,144    0.2%        2,799   0.3%         1,979     0.2%          577   0.1%         1,851    0.2%
   Newspaper Ads                    278    0.0%          245   0.0%           841     0.1%          248   0.0%           449    0.0%
   Magazine Ads                   2,678    0.3%        1,452   0.1%         1,714     0.2%          283   0.0%           811    1.1%
   Magazine Tradeouts               718    0.1%          373   0.0%           175     0.0%          520   0.0%           741    0.1%
   Property Ads                      26    0.0%           18   0.0%            73     0.0%          416   0.2%            26    0.0%
   Advertising Tradeout Other     1,273    0.1%          270   0.0%           771     0.1%        2,502   0.2%           805    0.1%
   Sports Events/Tradeouts            0    0.0%        2,176   0.2%           408     0.0%        1,075   0.1%            22    0.0%
   Sports Sponsorship                 0    0.0%            0   0.0%             0     0.0%          125   0.0%           363    0.0%
   displays                          37    0.0%            0   0.0%             0     0.0%          354   0.0%            22    0.0%
   Local Events Promotion             0    0.0%            0   0.0%             0     0.0%           27   0.0%             0    0.0%
   Travel Guides/Directories          0    0.0%          579   0.1%           272     0.0%        1,525   0.1%           912    0.1%
   Promotional Items                  0    0.0%            0   0.0%           292     0.0%          610   0.1%           197    0.0%
   Advertising & Promotion          654    0.1%        1,020   0.1%           649     0.1%          745   0.1%           436    0.0%
   Travel Agencies                1,132    0.1%        1,834   0.2%         1,742     0.2%        2,941   0.3%         4,299    4.4%
   Marketing                        464    0.0%          188   0.0%           953     0.1%          804   0.1%           577    0.1%
   Taxi & Limo                        0    0.0%            0   0.0%             0     0.0%            7   0.0%             0    0.0%
                                ----------------    ----------------   -------------------   ------------------   ------------------
     TOTAL ADVERTISING           22,224    2.3%       20,810   2.0%        21,191     1.9%       33,285   3.0%        27,744    2.6%
                                ----------------    ----------------   -------------------   ------------------   ------------------


                                      For The
                                  12 Months Ended
                                      8-31-96
                                     (actual)    %
UTILITIES
 Electricity                        19,034    1.7%
 Gas                                10,185    0.9%
 Telephone                          11,627    1.0%
 Water                               2,665    0.2%
 Garbage                             4,968    0.0%
 Sewer                               4,184    0.0%
                                ------------------

     TOTAL UTILITIES                52,663    4.7%
                                ------------------

ADVERTISING
   Advertsing                            0    0.0%
   Airport Advertising                   0    0.0%
   Billboards                        3,163    0.3%
   Highway Logos                     3,018    0.3%
   Radio Media                           0    0.0%
   Radio Tradeouts                   4,591    0.4%
   TV Media                              0    0.0%
   TV Tradeouts                      1,463    0.1%
   Brochures/Postcards               3,152    0.3%
   Brochures/Tradeout                    0    0.0%
   Yellow Pages                      1,033    0.1%
   Newspaperds                         550    0.0%
   Magazine Ads                        674    0.1%
   Magazine Tradeouts                  612    0.1%
   Property Ads                        420    0.0%
   Advertising Tradeout Other          796    0.1%
   Sports Events/Tradeouts             613    0.1%
   Sports SPonsorshipUniforms          220    0.0%
   displays                              0    0.0%
   Local Event Promotion                 0    0.0%
   Travel Guides/Directories         1,631    0.1%
   Promotional Items                   474    0.0%
   Advertising & Promotion             305    0.0%
   Travel Agencies                   5,961    0.5%
   Marketing                           440    0.0%
   Taxi & Limo                           0    0.0%
                                ------------------
     TOTAL ADVERTISING              29,316    2.6%
                                ------------------

SHILO INN - WARRENTON, OREGON (62 suites)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)


                                   1991               1992                1993                  1994                 1995
                                 (actual)    %      (actual)      %     (actual)      %       (actual)      %      (actual)      %
SUPPLIESS
 Linen                             1,691    0.2%       2,817    0.3%        2,470     0.2%        4,647    0.4%        4,236    0.4%
 Bathroom                          4,835    0.5%       3,674    0.4%        4,266     0.4%        4,246    0.4%        4,939    0.4%
 Cleaning                          5,937    0.6%       7,094    0.7%        8,691     0.8%        9,852    0.9%       12,891    1.1%
 Continental Breakfast             2,401    0.2%       1,946    0.2%        1,936     0.2%        1,822    o.2%        2,911    0.3%
 Office                            2,115    0.2%       1,740    0.2%        1,362     0.1%        1,535    0.1%          526    0.0%
 Operating                         4,271    0.4%       5,488    0.5%        5,978     0.5%        2,979    0.3%       13,421    1.2%
 Replacements                      1,923    0.2%         988    0.1%          795     0.1%        1,653    0.1%        2,935    0.3%
 Guest Amenity                     1,586    0.2%       2,354    0.2%        2,505     0.2%        2,120    0.2%        2,087    0.2%
                                ----------------    ----------------   -------------------   ------------------   ------------------
     TOTAL SUPPLIES               24,759    2.6%      26,101    2.5%       28,003     2.5%       28,854    2.6%       43,946    3.9%
                                ----------------    ----------------   -------------------   ------------------   ------------------

REPAIRS & MAINTENANCE
   Carpets, Draperies & Furniture  2,384   0.2%          360   0.0%         1,902     0.2%          444   0.0%           326    0.0%
   Elevators                         971   0.1%        2,011   0.2%         2,262     0.2%        2,480   0.2%         3,845    0.3%
   Landscaping                     2,246   0.2%        1,705   0.2%         2,110     0.2%       15,236   1.4%        20,386    1.8%
   Painting & Wallpaper              105   0.0%          422   0.0%             0     0.0%          200   0.0%             0    0.0%
   Pool                            1,228   0.1%        3,437   0.3%         2,419     0.2%        1,633   0.1%         2,522    0.2%
   Telephone                           0   0.0%        1,353   0.1%           814     0.1%          490   0.0%           104    0.0%
   TV Cable & Satellite            9,486   1.0%        9,554   0.9%         8,454     0.8%        9,974   0.9%         8,240    0.7%
   Pest Control                    1,038   0.1%        1,044   0.1%         1,064     0.1%        1,026   0.1%         1,192    0.1%
   Janitorial Services               120   0.0%          994   0.1%           840     0.1%        1,480   0.1%           990    0.1%
   Plumbing                          175   0.0%          864   0.1%           912     0.1%        1,264   0.1%         2,336    0.2%
   Electrical                        593   0.1%        1,202   0.1%         3,509     0.3%        1,745   0.2%         1,378    0.1%
   Heating Ventilation Cooling       580   0.1%           99   0.0%            80     0.0%          307   0.0%            84    0.0%
   Sign                            2,678   0.3%        4,822   0.5%         5,067     0.5%        2,527   0.2%           984    0.1%
   Keys & Locks                      351   0.0%          315   0.0%           247     0.0%          792   0.1%           570    0.1%
   Laundry/Housekeeping            1,341   0.1%        1,001   0.1%         1,344     0.1%        2,038   0.2%         1,834    0.2%
   Photo Copier                      625   0.1%          922   0.1%           496     0.0%          349   0.0%           357    0.0%
   Micros Register                   530   0.1%          534   0.1%         3,046     0.3%        2,282   0.2%         1,316    0.1%
   Tools & Supplies                5,733   0.6%        6,599   0.6%         6,332     0.6%        6,594   0.6%         3,931    0.3%
   Maintenance & Repairs           4,091   0.4%        3,857   0.4%         1,096     0.1%       13,280   1.2%         7,415    0.7%
   Contract Labor Repair               0   0.0%            0   0.0%           821     0.1%          306   0.0%           165    0.0%
                                ----------------    ----------------   -------------------   ------------------   ------------------
   TOTAL REPAIRS & MAINTENANCE   34,275    3.5%       41,095   4.0%      42,815       3.9%       64,447   5.8%        57,975    5.1%
                                ----------------    ----------------   -------------------   ------------------   ------------------



                                   For The
                                12 Months Ended
                                   8-31-96
                                 (actual)    %
SUPPLIES
 Linen                             4,223    0.4%
 Bathroom                          3,998    0.4%
 Cleaning                         11,085    1.0%
 Continental Breakfast             2,341    0.2%
 Office                            2,552    0.2%
 Operating                         4,662    0.4%
 Replacements                      3,024    0.3%
 Guest Amenity                     2,053    0.2%
                                ----------------
     TOTAL SUPPLIES               33,938    3.0%
                                ----------------

REPAIRS & MAINTENANCE
   Carpets, Draperies & Furniture    525   0.0%
   Elevators                       2,614   0.2%
   Landscaping                    12,638   1.1%
   Painting & Wallpaper              446   0.0%
   Pool                            1,813   0.2%
   Telephone                         226   0.0%
   TV Cable & Satellite            8,477   0.8%
   Pest Control                    1,163   0.1%
   Janitorial Services               841   0.1%
   Plumbing                        1,432   0.1%
   Electrical                      1,186   0.1%
   Heating Ventilation Cooling       554   0.0%
   Sign                              860   0.1%
   Keys & Locks                      443   0.0%
   Laundry/Housekeeping            1,534   0.1%
   Photo Copier                      204   0.0%
   Micros Register                 1,216   0.1%
   Tools & Supplies                3,415   0.3%
   Maintenance & Repairs           4,161   0.4%
   Contract Labor Repair             214   0.0%
                               ----------------
   TOTAL REPAIRS & MAINTENANCE    43,962   3.9%
                               ----------------

SHILO INN - WARRENTON, OREGON (62 suites)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 12 MONTHS ENDED 8-31-96 (actual)


                                   1991               1992                1993                  1994                 1995
                                 (actual)    %      (actual)      %     (actual)      %       (actual)      %      (actual)      %
OTHER OPERATING EXPENSE
 Sales/Use/Taxes                     707    0.1%         572    0.1%       (1,216)   -0.1%       (2,920)  -0.3%       (2,862)  -0.3%
 Credit Card Discounts            14,424    1.5%      13,953    1.4%       16,139     1.5%       16,946    1.5%       17,319    1.5%
 Telecheck                         1,018    0.1%       1,009    0.1%        1,118     0.1%        1,950    0.2%        1,043    0.1%
 Bad Debts                           172    0.0%         267    0.0%          729     0.1%          666    0.1%          185    0.0%
 Cash Over/Short                     557    0.1%          17    0.0%          233     0.0%          125    0.0%           55    0.0%
 Administrative Telephone          5,477    0.6%       7,487    0.7%        5,326     0.5%        2,528    0.2%        2,298    0.2%
 Security Services                     0    0.0%           0    0.0%            0     0.0%            0    0.0%            0    0.0%
 Comps                                 0    0.0%           0    0.0%            0     0.0%            0    0.0%            0    0.0%
 Coin-op Laundry Services            145    0.0%         189    0.0%          603     0.1%          452    0.0%          184    0.0%
 Dry Cleaning, Valet                   0    0.0%         224    0.0%          195     0.0%          409    0.0%          224    0.0%
 Flowers                             317    0.0%         .60    0.0%          176     0.0%           25    0.0%           95    0.0%
 Video Rentals                     1,674    0.2%       1,481    0.1%        1,333     0.1%        1,483    0.1%        1,520    0.1%
 Vending Machine Maintenance           0    0.0%           0    0.0%          100     0.0%           41    0.0%           99    0.0%
 Bank Fees                           273    0.0%         544    0.1%          557     0.1%          283    0.0%          383    0.0%
 Equipment Rental                  1,387    0.1%       1,688    0.2%        1,300     0.1%        2,423    0.2%        1,853    0.2%
 Licenses and Miscellaneous Taxes    732    0.1%         700    0.1%          519     0.0%          451    0.0%          725    0.1%
 Vehicle Repair & Maintenance      1,196    0.1%       3,427    0.3%        1,712     0.2%        4,422    0.4%        2,921    0.3%
 Auto & Travel                     2,204    0.2%         973    0.1%          712     0.1%          556    0.1%          893    0.1%
 Business Meals                      435    0.0%         159    0.0%          439     0.0%          359    0.0%          179    0.0%
 Training/Seminars                   145    0.0%          55    0.0%           25     0.0%           10    0.0%            5    0.0%
 Staff Travel Telephone              412    0.0%           4    0.0%            0     0.0%            0    0.0%            0    0.0%
 Theft Loss                            0    0.0%           0    0.0%            0     0.0%        2,482    0.2%            0    0.0%
 Insurance Settlement-Theft            0    0.0%           0    0.0%            0     0.0%            0    0.0%            0    0.0%
 Miscellaneous - Resale/Services   2,473    0.3%       1,496    0.1%        1,678     0.2%        3,376    0.3%        2,999    0.3%
 Attorney Fees                         0    0.0%           0    0.0%            0     0.0%            0    0.0%            0    0.0%
 Professional Fees                 1,281    0.1%         752    0.1%          743     0.1%          841    0.1%          682    0.1%
 Dues & Subscriptions                718    0.1%         288    0.0%        1,094     0.1%          851    0.0%          956    0.1%
 Charitable Contributions              0    0.0%           0    0.0%            0     0.0%            0    0.0%            0    0.0%
 Political Contributions               0    0.0%           0    0.0%            0     0.0%            0    0.0%            0    0.0%
 Restaurant Expenses                   0    0.0%           0    0.0%            0     0.0%            0    0.0%            0    0.0%
                                ----------------    ----------------   -------------------   ------------------   -----------------
   TOTAL OTHER OPERATING EXPENSES 35,747    3.7%      35,345    3.5%       33,515     3.0%       37,759    3.4%       31,756    2.8%
                                ----------------    ----------------   -------------------   ------------------   ------------------
   TOTAL OPERATING EXPENSE       331,246   34.2%     342,154   33,4%      345,194    37.0%      410,410   37.0%      409,348   36.0%
                                ----------------    ----------------   -------------------   ------------------   ------------------
   TOTAL OPERATING INCOME        637,941   65.8%     601,824   68.7%      759,038    68.2%      697,321   63.0%      728,185   64.0%
                                ----------------    ----------------   -------------------   ------------------   ------------------

OTHER EXPENSE

Insurance                         6,098     0.6%       5,601    0.5%        5,049     0.5%        5,187   0.5%        5,340     0.5%
Insurance Claims                      0     0.0%         376    0.0%        1,091     0.1%            0   0.0%            0     0.0%
Property Tax                      3,819     0.4%       5,841    0.6%        5,400     0.5%       14,820   1.3%       21,851     1.9%
Office Overhead                  48,459     5.0%      51,199    5.0%       55,212     5.0%       55,387   5.0%       56,877     5.0%
                                ----------------    ----------------   -------------------   ------------------   ------------------
     TOTAL OTHER EXPENSE         58,376     6.0%      63,017    6.2%       66,752     6.0%       75,394   6.8%       84,068     7.4%
                                ----------------    ----------------   -------------------   ------------------   ------------------
        NET OPERATING INCOME     $579,565  59.8%    $618,807   60.4%      692,286    62.7%     $621,927  56.1%      644,117    58.6%
                                ================    ================   ===================   ==================   ==================


                                      For The
                                  12 Months Ended
                                      8-31-96
REVENUE                              (actual)    %
OTHER OPERATING EXPENSE
 Sales/Use/Taxes                  (3,016)  -0.3%
 Credit Card Discounts            17,014    1.5%
 Telecheck                         1,243    0.1%
 Bad Debts                           167    0.0%
 Cash Over/Short                    (128)  -0.0%
 Administrative Telephone          2,196    0.2%
 Security Services                     0    0.0%
 Comps                                 0    0.0%
 Coin-op Laundry Services            214    0.0%
 Dry Cleaning, Valet                 306    0.0%
 Flowers                              54    0.0%
 Video Rentals                     1,682    0.1%
 Vending Machine Maintenance         126    0.0%
 Bank Fees                           404    0.0%
 Equipment Rental                  1,623    0.1%
 Licenses and Miscellaneous Taxes    641    0.1%
 Vehicle Repair & Maintenance      1,889    0.2%
 Auto & Travel                       674    0.2%
 Business Meals                      298    0.0%
 Training/Seminars                     0    0.0%
 Staff Travel Telephone                0    0.0%
 Theft Loss                            0    0.0%
 Insurance Settlement/Theft            0    0.0%
 Miscellaneous - Resale/Services   3,241    0.3%
 Attorney Fees                         0    0.0%
 Professional Fees                   915    0.1%
 Dues & Subscriptions                859    0.1%
 Charitable Contributions              0    0.0%
 Political Contributions               0    0.0%
 Restaurant Expenses                   0    0.0%
                                ----------------
  TOTAL OTHER OPERATING EXPENSES  30,402    2.7%
                                ----------------
  TOTAL OOPERATING EXPENSE       387,212   34.3%
                                ----------------
  TOTAL OPERAATING INCOME        742,829   65.7%
                                ----------------

OTHER EXPENSE

Insurance                         5,656     0.5%
Insurance Claims                      0     0.0%
Property Tax                     18,712     1.7%
Office Overhead                  56,502     5.0%
                                ----------------
     TOTAL OTHER EXPENSE         80,870     7.2%
                                ----------------
        NET OPERATING INCOME     $661,959  58.6%
                                ================

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.


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